Exhibit 2.1

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                            SHARE PURCHASE AGREEMENT

                                      among

                           TENGTU INTERNATIONAL CORP.

                                       and

            BEIJING TENGTU CULTURE & EDUCATION DEVELOPMENT CO., LTD.,

                                       and

                 Beijing Jiade Tengtu Technology Group Co. Ltd.,

                                       and

            Beijing Oriental Tai He Technology Development Co., Ltd.

                                       and

                                  FAN QI ZHANG














                               September 15, 2003

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                                    AGREEMENT

           THIS AGREEMENT is made as of this 15th day of September, 2003, by and among TENGTU INTERNATIONAL CORP., a corporation incorporated in Delaware, United States of America, and Beijing Tengtu Culture & Education Development Co., Ltd., a corporation formed under the laws of the People's Republic of China as a limited liability company, BEIJING JIADE TENGTU TECHNOLOGY GROUP CO. LTD., a corporation formed under the laws of the PRC as a limited liability company, BEIJING ORIENTAL TAI HE TECHNOLOGY DEVELOPMENT CO., LTD., a corporation formed under the laws of the PRC as a limited liability company and FAN QI ZHANG, an individual residing in the PRC.

                              W I T N E S S E T H:

           WHEREAS, TUC is a sino-foreign cooperative joint venture company duly incorporated under the laws of the PRC (as defined below) and TIC AND TTC are the owner of 57% and 43% of the registered capital of TUC respectively; and

           WHEREAS, TUC is engaged in the business of development and sales of education software, education resources products and related services; and

           WHEREAS, each of the following entities, controlled by Zhang, conducts TUC's business in the PRC as the Beijing Jiade Science and Technology
Group: TTC, Beijing Tengtu Tian Di Network Co., Ltd. ("TTN"), Beijing Tengtu Electronic Publishing Co., Ltd. ("TEP"), Beijing Huaxia BoXin Education Software Co., Ltd. ("CBERC") and Beijing Tengtu Training Center ("Training Center"); and

           WHEREAS, TIC and the Tengtu Group have agreed that, upon the terms and conditions set forth herein, TIC is to acquire a 100% interest in TUC and its business in the PRC; and

           WHEREAS, as a condition and inducement to TIC entering into this Agreement and making the payment of stock set forth herein, the Tengtu China Group shall cause 100% TUC and its business and all future profits (the "Business") to be conveyed to TIC by: (1) causing TTC to enter into an equity transfer agreement with TIC for TTC's 43% interest in TUC, (2) causing TTC to convey all of the intellectual property used in TUC's business to TUC; (3) causing the Tengtu group companies to enter into a framework agreement to continue to conduct TUC's business, and pursuant to which, TUC will provide services to the Tengtu Group companies in exchange for service fees; and (4) providing proxies to TIC will respect to all of the equity interests of the Tengtu Group companies;



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           NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

1.1.1. "ACTION" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

1.1.2. "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

1.1.3. "ANCILLARY AGREEMENTS" means the Equity Interest Transfer Agreement, Assignment of Intangible Assets Agreement, Framework Agreement, Service Agreements and Proxies, as defined herein.

1.1.4. "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of Toronto, Ontario or Beijing, PRC.

1.1.5. "CBERC" means Beijing Huaxia BoXin Education Software Co., Ltd., a corporation formed under the laws of the PRC as a limited liability company.

1.1.6. "CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

1.1.7. "COMMON STOCK" shall mean TIC's US$.01 par value per share common stock.

1.1.8. "COPYRIGHTS" means copyrights in works of authorship of any type, including Software and mask works, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, all moral and common law rights thereto, and all other rights associated therewith.



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1.1.9. "ENCUMBRANCE" means any security interest, pledge, hypothecation, mortgage, lien, including, without limitation, environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

1.1.10. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended as of the date of this Agreement.

1.1.11. "FOREIGN CORRUPT PRACTICES ACT" means the Foreign Corrupt Practices Act, 15 U.S.C Sections 78dd-1 et seq., as amended as of the date of this Agreement.

1.1.12. "GOVERNMENTAL AUTHORITY" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

1.1.13. "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.1.14. "INTELLECTUAL PROPERTY" means all rights in any and all of the foregoing throughout the world: (a) Patents, (b) Trademarks, (c) Trade Secrets, (d) Copyrights, and (e) Software.

1.1.15. "JIADE" shall mean Beijing Jiade Tengtu Technology Group Co., Ltd., a corporation formed under the laws of the PRC as a limited liability company

1.1.16. "LAW" means any PRC or non-PRC national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including, without limitation, common law), other than any non-public or "internal" policy, rule, order, guidance or administrative practice of, or applied by, any Governmental Authority in the PRC.

1.1.17. "LETTER OF INTENT" means the Letter of Intent, dated March 6, 2002 and Terms Memorandum dated June 27, 2003.

1.1.18. "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Tax Law), Action or Governmental Order and those arising under any contract, license agreement, arrangement, commitment or undertaking.



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1.1.19. "MATERIAL ADVERSE EFFECT" means any event, circumstance, change in or effect a Person, as the context dictates, that, individually or in the aggregate has had or is reasonably expected to have a material adverse effect on the business, results of operations or the financial condition of the Person, as the context dictates, taken as a whole; provided, however, that any material adverse effect arising out of or resulting from (a) an event or series of events or circumstances affecting the economy of the PRC generally and (b) the entering into of this Agreement or the consummation of the transactions contemplated hereby, or the announcement thereof, shall be excluded in determining whether a Material Adverse Effect has occurred.

1.1.20. "OPERATING COMPANIES" means the following companies which carry out the business of TUC in the PRC: TTC, TTN, TEP and CBERC.


1.1.21. "PAID SERVICES" means the services provided by the CBERC e-education portal delivered by satellite, internet or by any other means.

1.1.22. "PAYING USER" means any user that (i) has subscribed for any of the Paid Services and (ii) is obligated to pay the service fee for such Paid Services when due as of the date of determination as to whether a user is a Paying User.

1.1.23. "PERSON" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, group, trust, association or other organization or entity or a government or a political subdivision, agency or instrumentality of a government.

1.1.24. "PRC" means the People's Republic of China.

1.1.25. "SEC" means the United States Securities and Exchange Commission.

1.1.26. "SECURITIES ACT" means the Securities Act of 1933, as amended as of the date of this Agreement.

1.1.27. "SOFTWARE" means computer software, programs and databases in any form, including source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements, replacements and modifications thereof, and all related documentation, developer notes, comments and annotations.

1.1.28. "TAI HE" shall mean Beijing Oriental Tai He Technology Development Co., Ltd., a corporation formed under the laws of the PRC as a limited liability company



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1.1.29. "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, share capital, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

1.1.30. "TAX RETURN" shall mean any return, declaration, report, claim for refund, form, or formation or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

1.1.31. "TIC" shall mean Tengtu International Corp., a Delaware Corporation.

1.1.32. "TENGTU CHINA GROUP" shall mean TTC, Tai He, Jiade and Zhang, collectively.

1.1.33. "TEP" shall mean Beijing Tengtu Electronic Publishing Co., Ltd., a corporation formed under the laws of the PRC as a limited liability company.

1.1.34. "TRADE SECRETS" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, business and marketing plans, pricing and cost information, customer information, and all rights in any jurisdiction to limit the use or disclosure thereof.

1.1.35. "TRADEMARKS" means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names, symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.

1.1.36. "TTC" shall mean Beijing Tengtu Culture & Education Development Co., Ltd., a corporation formed under the laws of the PRC as a limited liability company.



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1.1.37. "TTN" shall mean Beijing Tengtu Tian Di Network Co., Ltd., a corporation formed under the laws of the PRC as a limited liability company.

1.1.38. "TTT" shall mean Beijing Tengtu Training Center, an unincorporated division of Jiade.

1.1.39. "TUC" shall mean Beijing Tengtu United Electronics Development Co., Ltd., a sino-foreign cooperative joint venture company.

1.1.40. "ZHANG" shall mean Fan Qi Zhang, an individual residing in the PRC.


                                   ARTICLE II

                                PURCHASE AND SALE

2.1 PURCHASE AND SALE OF COMMON STOCK. Upon the terms and subject to the conditions of this Agreement, at the Closing, TIC shall sell and the Tengtu China Group shall purchase 30 million shares of TIC Common Stock and the Tengtu China Group shall convey, or cause to be conveyed, and TIC shall purchase, the Business.

2.2 CLOSING. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof (or such other date as may be agreed by each of the parties hereto), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Guzov Ofsink, LLC, 600 Madison Avenue, 22nd floor, New York, New York 10022 (or such other place as the parties may agree). The date and time of the Closing are herein referred to as the "Closing Date".

2.3                  CLOSING DELIVERIES.

           2.3.1. TENGTU CHINA GROUP DELIVERIES. At the Closing, the Tengtu China Group shall deliver:

                  2.3.1.1 an Equity Interest Transfer Agreement, by and between TTC and TIC, executed by TTC in accordance with PRC Law and enforceable under PRC Law, in substantially the form annexed hereto as Exhibit A (the "Equity Interest Transfer Agreement");

                  2.3.1.2 an Assignment of Intangible Assets Agreement between TTC and Tengtu United, assigning certain intangible assets to in accordance with PRC Law and enforceable under PRC Law, in substantially the form annexed hereto as Exhibit B (the "Assignment of Intangible Assets Agreement");



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                  2.3.1.3 a Framework Agreement (the "Framework Agreement") and
           Service Agreements (the "Service Agreement") by and among Tengtu United and TTC, TTN, TEP, CBERC and TTT enforceable under PRC Law, in substantially the form annexed hereto as Exhibit C; and

                  2.3.1.4 proxies in favor of TIC with respect to all of the ownership interests in TTC, TTN, TEP and TTT, enforceable under PRC Law, in substantially the form annexed hereto as Exhibit D (the "Proxies").

           2.3.2. TIC DELIVERIES. At the Closing, TIC shall deliver to Zhang, or his nominee(s) certificates evidencing Thirty Million (30,000,000) shares of Common Stock (the "Shares"). The Shares have not been, and will not be, registered under the Securities Act, and will be issued in a transaction that is exempt from the registration requirements of the Securities Act. Therefore, the Shares will be "restricted securities" under the U.S. federal securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration, including, but not limited to, Rule 144, which requires that the Shares be held for at least one year. All certificates representing such Shares shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be transferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration."





                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF THE TENGTU CHINA GROUP

           Where a representation contained in this Agreement is qualified by the phrase "to the best of a party's knowledge" (or words of similar import), such expression means that, after having conducted a reasonable due diligence review, the Party believes the statement to be true, accurate, and complete in all material respects. Except as otherwise indicated in the Schedules annexed hereto (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have been previously provided to TIC), TTC, Tai He, Jiade and Zhang represent and warrant to TIC, as follows:



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3.1 ORGANIZATION. Each of the Operating Companies and Tai He and Jiade (i) is a
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has the corporate power to own its properties and to carry on its business as now being conducted.

3.2 AUTHORIZATION. Each of the Operating Companies has obtained the necessary government licenses, permits, authorizations, consents and approvals to own its assets and to carry on its business effectively in the places and in the manner as presently conducted all such licenses, permits, authorizations, consents and approvals valid and subsisting.

3.3 AUTHORITY. Each of the Operating Companies as well as Tai He and Jiade has full and requisite power and authority to enter into and perform the obligations under this Agreement and the Ancillary Agreements. The execution of this Agreement and the Ancillary Agreements and the performance of the obligations herein and therein have been duly authorized by all necessary corporate action on the part of each of the parties, subject only to the approval of relevant government authorities if necessary. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered and, constitute legal, valid and binding obligations of the parties thereto, enforceable against them. The execution and delivery of this Agreement and the Ancillary do not, and the performance of this Agreement and the will not, (i) violate, conflict with or result in the breach of any provision of the Memorandum and Articles of Association (or similar organizational documents) of the Tengtu China Group or the Operating Companies, (ii) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Tengtu China Group or Operating Companies or their respective assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of their assets or interests pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which they are a party or by which any of their assets or interest are bound or affected, except, in the case of clauses (ii) and (iii) above, for conflicts, violations, breaches, defaults, rights of termination, amendment, acceleration or cancellation, or Encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect.



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3.4 REGISTRATION AND FILING. Each of the Operating Companies has complied with all filing and registration requirements of the State Administration for Industry and Commerce and other relevant government authorities of the PRC.

3.5 ENCUMBRANCES. TTC had good and marketable title, free of all Encumbrances, to (i) all intangible assets conveyed by the Assignment of Intangible Assets Agreement and (ii) the 43% interest in TUC transferred to TIC pursuant to the Equity Interest Transfer Agreement.

3.6 LITIGATION. There are no Actions by or against the Operating Companies pending before any Governmental Authority or otherwise (nor, to the best knowledge of the Tengtu China Group after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority). None of the Operating Companies is subject to any Governmental Order (nor, to the knowledge of the Tengtu China Group after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or thereby.

3.7 COMPLIANCE WITH LAW. Each of the Operating Companies has at all times carried on its business in compliance with all applicable laws and regulations of its place of business and there are no orders or judgments of any court or any governmental agency which may have a material adverse effect upon the assets or business of any of the Operating Companies.

3.8 BINDING EFFECT. This Agreement, when executed will constitute valid and legally binding obligations on the Tengtu China Group, enforceable according to its terms except as such enforceability may be limited by general principals of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally.

3.9 GOVERNMENT APPROVALS. Except for the Equity Interest Transfer Agreement, the execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority.

3.10 COMPLIANCE WITH LAWS. The Operating Companies have each conducted and continue to conduct their activities in accordance with all Laws and Governmental Orders applicable to them, and none of them is in violation of any such Law or Governmental Order. To the best knowledge of the Tengtu China Group, none of the Operating Companies is in violation of any non-public or "internal" policy, rule, order, guidance or administrative practice of, or applied by, any Governmental






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Authority in the PRC. To the knowledge of the Tengtu China Group, after due inquiry, none of the Operating Companies or any of their officers, directors, employee, agents or representatives has taken any action which (i) is or could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of their businesses; and (ii) is not customary or permitted in the PRC.

3.11 RECEIVABLE DUE TO TIC FROM TIC. As of the date of this Agreement, TTC hereby confirms that it owes a total of US$18,156,708.87 to TIC as of June 30, 2003, which debt shall be unaffected by this Agreement or the Ancillary Agreements.

3.12 CBERC. As of the date of this Agreement, there are currently not fewer than 7,000 Paying Users.

3.13 INTELLECTUAL PROPERTY. Except as would not have a Material Adverse Effect, the Assignment of Intangible Assets Agreement sets forth Intellectual Property material to the operation of the Business as currently conducted and there are no other items of Intellectual Property material to the operation of the Business as currently conducted. To the knowledge of the Tengtu China Group, after due inquiry, the conduct of the Business as currently conducted does not infringe upon, conflict with, dilute, misappropriate or otherwise violate the Intellectual Property rights of any third party, and no claim has been asserted to, or is pending or threatened against, the Operating Companies alleging that the operation of the Business infringes upon, may infringe, misappropriates, conflicts with, dilutes or otherwise violates the Intellectual Property rights of any third party.

3.14 DISCLOSURE. To the best of the Tengtu China Group's knowledge, no representation, warranty or statement by TIC in this Agreement, or in any exhibit, schedule, statement or certificate furnished to the Tengtu China Group pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

3.15 BROKERS. No broker, finder or investment banker nor any Affiliate of the Tengtu China Group is entitled to any brokerage, finder's, consulting or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of the Tengtu China Group.

3.16                 INVESTMENT REPRESENTATIONS.

     3.16.1. The Shares to be acquired by the Tengtu China Group hereunder will be acquired for investment their own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and they have no present intention of selling, granting any participation in, or otherwise distributing the same.



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     3.16.2.   No offer to enter into this Agreement has been made by any party to the Tengtu China Group in the United States of America. At the times of the offer and execution of this Agreement, each of the Tengtu China Group resided outside the United States.

     3.16.3. No member of the Tengtu China Group, nor any of their Affiliates, nor any person acting on their behalf or on behalf of any such Affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares, including but not limited to effecting any sale or short sale of TIC's Common Stock prior to the expiration of any restricted period contained in Regulation S under the Securities Act (any such activity being defined herein as a "Directed Selling Effort"). This Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Common Stock is being purchased for investment purposes by the Tengtu China Group. The Tengtu China Group agrees that all offers and sales of the Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. The Tengtu China Group and their representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

     3.16.4. The Tengtu China Group believes they have received or has had full access to all the information they considers necessary or appropriate to make an informed investment decision with respect to the Shares. The Tengtu China Group further has had an opportunity to ask questions and receive answers from TIC regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent TIC possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Tengtu China Group or to which they had access. The Tengtu China Group has not relied on any oral representation made by TIC or any officer, director or employee of TIC.






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     3.16.5.   The Tengtu China Group understands that the purchase of the
               Shares involves substantial risk. Each member of the Tengtu China Group (a) has experience as an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of investment in the Consideration Shares and (b) has such knowledge and experience in financial or business matters that he or it is capable of evaluating the merits and risks of this investment in the Shares and protecting his or its own interests in connection with this investment and
               (c) has a preexisting business relationship with TIC and certain of its officers, directors or controlling persons of a nature and duration that enables them to be aware of the character, business acumen and financial circumstances of such persons.

     3.16.6. The Tengtu China Group acknowledges and agrees that they may not resell the Shares to a "U.S. person" as defined in Rule 902(k) of Regulation S, or within the United States, until the expiration of any restricted period provided by Rule 903 of Regulation S, and that following any restricted period the Shares may be resold to a U.S. person or within the United States only: (i) pursuant to a registration statement under the 1933 Act, or (ii) if applicable, pursuant to an exemption from such registration for sales by a person other than an issuer, underwriter, or dealer as those terms are used in Section 4(1) and related provisions of the 1933 Act and regulations thereunder or pursuant to another exemption from registration. The Tengtu China Group acknowledges that the Shares have not been registered under the Securities Act or qualified under state securities laws of the United States and that the transferability hereof and thereof within the jurisdiction of the United States is restricted by the Securities Act as well as such state laws. The Tengtu China Group acknowledges that the Shares are being sold in reliance upon the transaction exemption afforded by Regulation S in connection with an offshore offer and sale of securities of TIC not within or subject to the jurisdiction of the United States markets. The Tengtu China Group acknowledges he they have received a copy of Regulation S, are is familiar with and understands the terms thereof, and has had the opportunity to consult with its legal counsel concerning this Agreement and Regulation S.

3.17 ADDITIONAL REPRESENTATIONS. The representations and warranties made by the Tengtu China Group in this Agreement are in addition to all other representations and warranties, including those in the Ancillary Agreements.

                                   ARTICLE IV

                      TIC'S REPRESENTATIONS AND WARRANTIES

           Except as otherwise indicated in the Schedules annexed hereto (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have been previously provided to The Tengtu China Group), TIC represents and warrants to the Tengtu China Group, as follows:



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4.1 ORGANIZATION. TIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to own its properties and to carry on its business as now being conducted.

4.2 AUTHORIZATION. This Agreement has been duly and validly executed and delivered by TIC and constitutes a valid and binding Agreement of TIC enforceable in accordance with its terms, subject, however, to the approval of its stockholders as provided for below and except as such enforceability may be limited by general principals of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. TIC has all requisite corporate power and authority to enter into this Agreement, subject, however, to the approval of its stockholders as provided for below, and its doing so has been duly and sufficiently authorized by its Board of Directors.

4.3 ABSENCE OF BREACH; NO CONSENTS. The execution, delivery, and performance of this Agreement, and the performance by TIC of its obligations hereunder, do not, nor will with the giving of notice or passage of time or both:

     4.3.1. conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of TIC;

     4.3.2. contravene any Law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, TIC, except in any such case where such contravention will not have a Material Adverse Effect;

     4.3.3. conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of, or default under, any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon TIC, or to which TIC is subject; or

     4.3.4. require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any Governmental Agency.

4.4 The capitalization of TIC as of the date of this Agreement consists of:

     4.4.5. COMMON STOCK. 150,000,000 shares of authorized common stock, $.01 par value per share, of which a maximum of 72,441,238 shares are issued and outstanding;

     4.4.6. PREFERRED STOCK. 10,000,000 shares of authorized undesignated preferred stock of which no shares are issued and outstanding; and

     4.4.7. WARRANTS, OPTIONS AND CONVERTIBLE SECURITIES. 14,058,459 Options and warrants and a $1.5 million convertible debenture convertible into 500,000 shares of Common Stock.

4.5 LITIGATION. There are no Actions by or against TIC pending before any Governmental Authority or otherwise (nor, to the best knowledge of TIC after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority). TIC is not subject to any Governmental Order (nor, to the knowledge of TIC after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or thereby.

4.6 SUBSIDIARIES. All of the subsidiaries of TIC, direct or indirect, are identified in Schedule 4.6. TIC has no other subsidiaries, and neither TIC nor any of its subsidiaries is a partner of, or joint venturer with, any other Person. No subsidiary has outstanding any securities, warrants, options or other rights convertible into or exchangeable or exercisable for any shares of TIC's capital stock, and there are no contracts, commitments, understandings, arrangements or restrictions by which any subsidiary is bound to issue shares of TIC's capital stock.

     4.7       VALID ISSUANCE OF STOCK.

     4.7.8. The Shares, when issued as provided in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

     4.7.9. Based in part on the representations made by the Tengtu China Group in Article 3 hereof and in the Investment Letters attached as Schedule 2.14 hereto (the "Investment Letters"), the offer and sale of the Consideration solely to the Shareholders in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the 1933 Act.

4.8 DISCLOSURE. To the best of TIC's knowledge, no representation, warranty or statement by TIC in this Agreement, or in any exhibit, schedule, statement or certificate furnished to the Tengtu China Group pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

4.9 BROKERS. No broker, finder or investment banker nor any Affiliate of TIC is entitled to any brokerage, finder's, consulting or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of TIC.

                                   ARTICLE V

                          TENGTU CHINA GROUP COVENANTS

5.1 The Tengtu China Group hereby covenants and agrees with TIC as follows:

     5.1.1. OPERATING COMPANIES. The shareholdings of the Operating Companies shall not be transferred, pledged, otherwise disposed of to any third party or become subject to any Encumbrance without the prior written consent of TIC;

     5.1.2. AFFIRMATIVE COVENANTS. Subject to the terms and conditions hereunder, from the date hereof through the Closing Date, the Tengtu China Group shall use their reasonable efforts to take every action reasonably required in order to satisfy the conditions to closing set forth in this Agreement and the Ancillary Agreements and otherwise to ensure the prompt and expedient consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, and will exert all reasonable efforts to cause those transactions to be consummated.

     5.1.3. NO SOLICITATION. From the date of the execution of this Agreement to (a) the Closing Date or (b) the termination of this Agreement in accordance with its terms, the Tengtu China Group, and those acting on behalf of any of them, will not, and the Tengtu China Group will use their best efforts to cause their officers, employees, agents, and representatives (including any investment banker or finder) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than TIC and its officers, employees, and agents, concerning any merger or acquisition of the Operating Vehicles, sale of TTC's interest in TUC, or other transactions similar to those contemplated by the Ancillary Agreements. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Tengtu China Group's or Operating Companies' businesses, or providing information to Government Authorities.

     5.1.4. CONDUCT OF BUSINESS. Prior to the Closing Date or the termination of this Agreement pursuant to its terms, unless the Parties shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement:

     5.1.4.1 the business of TUC shall be conducted only in the ordinary and usual course;

     5.1.4.2 the Operating Companies shall not amend their by-laws or Charters;

     5.1.4.3 no Encumbrances shall be placed on the Tengtu China Group's interest in TUC; and

     5.1.4.4 the Tengtu China Group and the Operating Companies shall not enter into enter into, any material contract, agreement, commitment, or understanding binding TUC, other than in the ordinary course of business and consistent with past practices.

     5.1.5. COOPERATION. The Tengtu China Group will cooperate with TIC and its counsel, accountants and agents in every way in carrying out the transactions contemplated by this Agreement and the Ancillary Agreements and in delivering all documents and instruments deemed reasonably necessary or useful by TIC. Without limiting the generality of the foregoing, the Tengtu China Group agrees to cooperate fully with TIC and its authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as it may reasonably request for purposes of carrying out the intent and purposes of this Agreement and the Ancillary Agreements, including without limitation, in connection with the preparation and filing of any filings required under applicable U.S. Securities laws or by Law.

     5.1.6. EXPENSES. Except as set forth herein, whether or not the transactions contemplated by this Agreement or the Ancillary Agreements are consummated, all costs and expenses incurred by Zhang and the Operating Vehicles in connection with this Agreement and the transaction contemplated hereby shall be paid by them.

     5.1.7. PUBLICITY. Prior to the Closing Date, any written public statements by the Tengtu China Group or the Operating Companies pertaining to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby shall be agreed upon by both TIC and the Tengtu China Group prior to release, except to the extent such written public statement may be required by Law.

     5.1.8. UPDATING OF SCHEDULES AND DISCLOSURES. The Tengtu China Group shall notify TIC of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of the same and on the Closing Date by the delivery of updates of all Schedules. No notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless TIC specifically agree thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by TIC of any condition set forth in this Agreement.

     5.1.9. AUTHORIZATIONS. The Tengtu China Group shall use their best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to this Agreement and the Ancillary Agreements and will cooperate fully with TIC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

5.2 PROXIES. None of the Proxies shall be revoked by the granting party, its officers, directors, employees, heirs, successors, agents, assigns or representatives (a "Proxy Party") at any time prior to their expiration. In the event that any Proxy is revoked by a Proxy Party for any reason whatsoever, TIC shall have the right to immediately cancel any and all of the Shares.

5.3 CBERC TRANSFER. The Tengtu China Group shall use its best efforts to transfer the interest in CBERC held by Jiade to TTC or TUC prior to the Closing Date.

5.4 The above Covenants shall survive the Closing under this Agreement and all of the Ancillary Agreements.

                                   ARTICLE VI

                                  TIC COVENANTS

6.1 TIC hereby covenants and agrees with the Tengtu China Group as follows:

     6.1.1. AFFIRMATIVE COVENANTS. From the date hereof through the Closing Date, TIC will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and the Ancillary Agreements and otherwise to ensure the prompt and expedient consummation of the transactions contemplated hereby and thereby, and will exert all reasonable efforts to cause those transactions to be consummated.

     6.1.2. COOPERATION. TIC will cooperate with the Tengtu China Group and its counsel, accountants and agents in every way in carrying out the transactions contemplated by this Agreement and the Ancillary Agreements and in delivering all documents and instruments deemed reasonably necessary or useful by the Tengtu China Group. Without limiting the generality of the foregoing, TIC agrees to cooperate fully with the Tengtu China Group and its authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as they may reasonably request for purposes of carrying out the intent and purposes of this Agreement and the Ancillary Agreements, including without limitation, in connection with the preparation and filing of any filings required under any Law.

     6.1.3. EXPENSES. Except as set forth herein, whether or not the transactions contemplated by this Agreement and the Ancillary agreements are consummated, all costs and expenses incurred by TIC in connection with this Agreement and the Ancillary Agreements shall be paid by it.

     6.1.4. PUBLICITY.Prior to the Closing, TIC shall not release any public statements pertaining to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, without obtaining the agreement of the Tengtu China Group, unless such statement is required by Law.

     6.1.5. UPDATING OF SCHEDULES AND DISCLOSURES. TIC shall notify the Tengtu China Group of any changes, additions, or events which may cause any change in or addition to any Schedules delivered by them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Tengtu China Group. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Tengtu China Group specifically agrees thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by the Tengtu China Group of any condition set forth in this Agreement.

     6.1.6. AUTHORIZATIONS. TIC shall use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of its obligations pursuant to this Agreement and the Ancillary Agreements and will cooperate fully with the Tengtu China Group in promptly seeking to obtain all such authorizations, consents, orders and approvals.

6.2 The above Covenants shall survive the Closing under this Agreement and all of the Ancillary Agreements.

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

7.1 CONDITIONS TO THE OBLIGATIONS OF TIC. The obligations of TIC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

     7.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Tengtu China Group contained in this Agreement (i) that are not qualified by "materiality" or "Material Adverse Effect" shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (ii) that are qualified by "materiality" or "Material Adverse Effect" shall have been true and correct when made and shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date, in each case, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by the Tengtu China Group on or before the Closing Date shall have been complied with, and the Purchaser shall have received a certificate of compliance to such effect;

     7.1.2. NO PROCEEDING OR LITIGATION. No Action shall have been commenced or threatened by or before any Governmental Authority against either any member of the Tengtu China Group, or TIC, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement or the Ancillary Agreements, which, in the reasonable, good faith determination of the TIC, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the sole discretion of TIC, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements;

     7.1.3. LEGAL OPINION. TIC shall have received from Beijing Tianyuan Law Firm, its PRC counsel, a legal opinion, dated on the Closing Date, substantially in the form of Schedule 7.1.3. TIC shall request that such opinion shall be given, but shall be under no further obligation to procure it, other than payment therefor;

     7.1.4. CONSENTS AND APPROVALS. The Tengtu China Group shall have received, each in form and substance satisfactory to TIC, all authorizations, consents, orders and approvals of all Governmental Authorities and officials which TIC reasonably deems necessary or desirable for the consummation of the transactions contemplated by the Ancillary Agreements;

     7.1.5. ANCILLARY AGREEMENTS. The Ancillary Agreements shall have been executed and delivered by the Operating Companies and Zhang and shall be binding and enforceable against them in accordance with their terms.

     7.1.6. NO MATERIAL ADVERSE EFFECT. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect;

     7.1.7. FAIRNESS OPINION. TIC shall have received a fairness opinion from Dundee Securities Corporation concerning this Agreement and the Ancillary Agreements which is reasonably satisfactory to it and its counsel;

     7.1.8. CBERC TRANSFER. Jiade's interest in CBERC shall have been transferred to TTC or TUC; and

     7.1.9. SHAREHOLDER APPROVAL. The TIC shareholders shall have approved this Agreement.

7.2 CONDITIONS TO THE OBLIGATIONS OF THE TENGTU CHINA GROUP. The obligations of the Tengtu China Group to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

     7.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of TIC contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date, in each case, with the same force and effect as if made as of the Closing Date, other than such representations and warranties as are made as of another date, the covenants and agreements contained in this Agreement to be complied with by TIC on or before the Closing Date shall have been complied with in all material respects, and the Tengtu China Group shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

     7.2.2. NO PROCEEDING OR LITIGATION. No Action shall have been commenced or threatened by or before any Governmental Authority against either TIC or any member of the Tengtu China Group, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement or the Ancillary Agreements, which, in the reasonable, good faith determination of the Tengtu China Group, is likely to render it impossible or unlawful to consummate such transactions or which could have a Material Adverse Effect or otherwise render inadvisable, in the sole discretion of the Tengtu China Group, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements; and

     7.2.3. ANCILLARY AGREEMENTS. TIC shall have executed and delivered to the Tengtu China Group each of the Ancillary Agreements to which it is a party.

                                  ARTICLE VIII

                             MEETING OF STOCKHOLDERS

8.1. MEETING OF STOCKHOLDERS. TIC agrees that, as soon as practicable after the execution of this Agreement, it will use its reasonable efforts to obtain the approval of its stockholders of the transaction contemplated herein. In connection with such approval, TIC shall (a) prepare and file with the SEC a proxy statement and/or information statement (collectively, the "Proxy Statement"), as the case may be, as required by law, (b) respond to any comments thereon by the SEC in a prompt manner, (c) establish a record date for stockholders entitled to vote on the transactions contemplated herein, (d) comply with applicable legal requirements under state law and the Exchange Act regarding the giving of notice as to such record date, (e) mail a notice of the meeting (if required), Proxy Statement and form of proxy to stockholders (if required), and (f) in all other respects use its reasonable best efforts to take all action required by law to authorize the consummation of the transactions contemplated hereby.

8.2. PROXY STATEMENT. TIC represents and covenants that the Proxy Statement, with the exception of information provided by the Tengtu China Group, including, without limitation, the contents thereof, and the timing and manner of use thereof, will comply with all requirements of the Exchange Act and of any Law applicable thereto, and, without limiting the foregoing, will not, at the time the Proxy Statement is mailed to stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties in this Agreement and the Ancillary Agreements shall survive the Closing. Neither the period of survival nor the liability of the Tengtu China Group with respect to their representations and warranties shall be reduced by any investigation made at any time by or on behalf of TIC.

9.2. INDEMNIFICATION BY THE TENGTU CHINA GROUP.

     9.2.1. TIC and its Affiliates, officers, directors, employees, agents, successors and assigns (each a "Purchaser Indemnified Party") shall be indemnified and held harmless by the Tengtu China Group, jointly and severally, for and against any and all Liabilities, losses, damages, claims, costs and expenses actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

     9.2.1.1 the breach of any representation or warranty made by the Tengtu China Group or an Operating Company under any of the Ancillary Agreements; or

     9.2.1.2 the breach of any covenant or agreement by the Tengtu China Group or an Operating Company under any of the Ancillary Agreements;

     9.2.2. A Purchaser Indemnified Party shall give the Tengtu China Group notice of any matter which a Purchaser Indemnified Party has reasonably determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Shareholders under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions: if a Purchaser Indemnified Party shall receive notice of any Third Party Claim, the Purchaser Indemnified Party shall give the Tengtu China Group notice of such Third Party Claim within 30 days of the receipt by the Purchaser Indemnified Party of such notice; Provided, however that the failure to provide such notice shall not release the Tengtu China Group from any of their obligations under this Article IX except to the extent that the Tengtu China Group are materially prejudiced by such failure and shall not relieve them from any other obligation or Liability that it may have to any Purchaser Indemnified Party otherwise than under this Article IX. If the Tengtu China Group acknowledges in writing their obligation to indemnify the Purchaser Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Tengtu China Group shall be entitled to assume and control the defense of such Third Party Claim at their expense and through counsel of its choice if it gives notice of its intention to do so to the Purchaser Indemnified Party within five days of the receipt of such notice from the Purchaser Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Purchaser Indemnified Party in its sole and absolute discretion for the same counsel to represent both the Purchaser Indemnified Party and the Tengtu China Group, then the Purchaser Indemnified Party shall be entitled to retain its own counsel in each jurisdiction for which the Purchaser Indemnified Party determines counsel is required, at the expense of the Tengtu China Group. In the event that the Tengtu China Group exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Purchaser Indemnified Party shall cooperate with them in such defense and make available to them, at the Tengtu China Group's expense, all witnesses, pertinent records, materials and information in the Purchaser Indemnified Party's possession or under the Purchaser Indemnified Party's control relating thereto as is reasonably required by the Tengtu China Group. Similarly, in the event the Purchaser Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Tengtu China Group shall cooperate with the Purchaser Indemnified Party in such defense and make available to the Purchaser Indemnified Party, at the Tengtu China Group's expense, all such witnesses, records, materials and information in the Tengtu China Group's possession or under the Tengtu China Group's control relating thereto as is reasonably required by the Purchaser Indemnified Party. No such Third Party Claim may be settled by the Tengtu China Group without the prior written consent of the Purchaser Indemnified Party.

                                   ARTICLE X

                        TERMINATION, AMENDMENT AND WAIVER


10.1. TERMINATION. This Agreement and the Transaction may be terminated at any time prior to the Closing, whether before or after any approval by TIC's stockholders:

     10.1.1.   By mutual consent of TIC and the Tengtu China Group;

     10.1.2. By TIC, upon written notice to the Tengtu China Group, if the conditions set forth in Section 7.1 were not, or cannot reasonably be, satisfied on or before January 1, 2004, unless the failure of any such condition is the result of the material breach of this Agreement by TIC;

     10.1.3. By the Tengtu China Group, upon written notice to TIC, if the conditions set forth in Section 7.2 were not, or cannot reasonably be, satisfied on or before January 1, 2004. unless the failure of any such condition is the result of the material breach of this Agreement by one or more of the members of the Tengtu China Group;

     10.1.4. By TIC, if there was a material breach in any representation, warranty, covenant, agreement or obligation of the Tengtu China Group hereunder and such breach (provided it is curable and the Tengtu China Group promptly commences its effort to cure) shall not have been remedied on or before January 1, 2004;

     10.1.5. By the Tengtu China Group, if there was a material breach in any representation, warranty, covenant, agreement or obligation of TIC hereunder and such breach (provided it is curable and TIC promptly commences its effort to cure) shall not have been remedied on or before January 1, 2004; or

10.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this
Section 10.1, such termination shall be without liability of any Party, or any shareholder, member, partner, director, officer, employee, agent, consultant or representative of such Party, to any other Parties to this Agreement, provided that if such termination shall result from the breach (a) by TIC or (b) by any member of the Tengtu Group, of the representations, warranties or covenants of such Party contained in this Agreement, (x) TIC or (b) the Tengtu China Group (jointly and severally), as the case may be, shall pay to the other Party a termination fee equal to $100,000 plus the costs and expenses (including reasonable counsel fees) sustained or incurred by the other Party.

10.3. AMENDMENT.This Agreement may be amended in a writing signed by the Parties hereto at any time, but after the transactions contemplated by this Agreement have been approved by the stockholders of TIC, no amendment shall be made which materially and adversely affects the rights of TIC or its stockholders without the further approval of such stockholders.

10.4. WAIVER. At any time prior to the Closing Date, any Party may:

     10.4.1. extend the time for the performance of any of the obligations or other acts of the other Parties hereto;

     10.4.2. waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto; or

     10.4.3. waive compliance by the other Parties with any of the agreements or conditions contained herein.

Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.


                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1. GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York of the United States of America. In the event of a dispute arising out of this Agreement, all parties have to negotiate amicably for a solution to the dispute. If all parties cannot reach a settlement within 30 days after written notice of the dispute is delivered to another Party, the dispute shall be referred to and determined by arbitration by American Arbitration Association ("AAA") upon the initiation of either party in accordance with the prevailing arbitration rules of the AAA. The written decision of the arbitrator shall be binding as conclusive on the parties hereto and enforceable in any court of competent jurisdiction.

11.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed, mailed by registered or certified mail (return receipt requested) or delivered by independent next Business Day delivery service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice given at least five (5) Business Days prior thereto):

If to TIC:

Mr. John Watt
Tengtu International Corp.
236 Avenue Road
Toronto, Ontario Canada  M5R 2J4

Facsimile: 416-963-9659

With copies to:

Darren Ofsink, Esq.
Guzov Ofsink, LLC
600 Madison Avenue, 22nd Floor
New York, New York  10022

Facsimile: 212-688-7273

If to Zhang, TTC, Jiade or Tai He:

Fan Qi Zhang
c/o Beijing Tengtu Culture & Education Electronics Development Co., Ltd. Building 8, 44 Fu Cheng Street, Hai Dian District
Beijing 100036
China

Facsimile: 10-8811-3816

Any such notice or communication shall be deemed to have been given (a) if by personal delivery, on the day after such delivery; (b) if by certified or registered mail, on the fifth day after the mailing thereof; (c) if by next-day or overnight deliver, on the day delivered; or (d) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

11.3. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4. MISCELLANEOUS. This Agreement:

     11.4.1. constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof;

     11.4.2. except for the provisions of Article IX relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.;

     11.4.3.   shall not be assigned by operation of law or otherwise;

     11.4.4. shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives;

11.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

11.6. SEVERABILITY. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever.

11.7. CONFIDENTIALITY. All information furnished by the Parties in connection with this Agreement or the transactions contemplated hereby shall be used solely for the purpose of evaluating the transactions and shall be treated as the sole property of the Party delivering the information until consummation of the transactions.

11.8. EXPENSES. Except as otherwise expressly provided in this Agreement, all costs and expenses, including, without limitation, all fees and disbursements of counsel, accountants, financial advisors, experts and consultants incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

11.9. PUBLIC ANNOUNCEMENTS. No Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with any news media without prior notification to the other party. The Parties will cooperate with each other in the development and distribution of all press releases and other public announcements with respect to the transactions contemplated hereby, and will furnish the other with drafts of any such releases and announcements as far in advance as practicable.

11.10. INCORPORATION BY REFERENCE OF SCHEDULES AND EXHIBITS. The Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein by reference and made a part of this Agreement for all purposes as if fully set forth herein.

11.11.     FORCE MAJEURE.

     11.11.1. "Force Majeure" shall mean any act or event which is reasonably unforeseeable or unavoidable and which is beyond the control of the affected party, including, but not limited to, earthquake, storm, typhoon, fire, flood, outbreak of hostilities, declaration of national emergency, war, insurrection or similar military actions, and any change in policies of the PRC Ministry of Education or any of its Affiliates which would not allow the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

     11.11.2. If a Party has been prevented from performing its obligations provided in this Agreement because of an event of Force Majeure, it shall notify another Party in writing promptly after the occurrence of the event of Force Majeure. If an event of Force Majeure occurs, no party shall be responsible for any damage, increased costs, or losses which another party may sustain by reason of the failure or delay in performance. The party claiming Force Majeure shall take appropriate means to minimize or remove the effects of Force Majeure and, within the shortest possible time, attempt to resume performance of the obligation affected by Force Majeure. Prior to the Closing of this Agreement, if the affected party is unable to perform all or part of its obligations under this Agreement for six (6) months after the date of the notice of the occurrence of Force Majeure, any party shall have the right to terminate this Agreement.

           IN WITNESS WHEREOF, each of TIC, TTC, Tai He, Jiade and Zhang has duly executed, or has caused to be duly executed by their respective officers thereunto duly authorized, this Agreement as of the date first written above.


TENGTU INTERNATIONAL CORP.


By:
   -------------------------------
           John D. Watt, President

BEIJING TENGTU CULTURE & EDUCATION DEVELOPMENT CO., LTD.,


By:
   ------------------------------

Beijing Jiade Tengtu Technology Group Co. Ltd.,


By:
   ------------------------------


Beijing Oriental Tai He Technology Development Co., Ltd.


By:
   ------------------------------


--------------------------------
FAN QI ZHANG

                             EXHIBITS AND SCHEDULES

                                  SCHEDULE 3.6


      The following litigation is currently pending against Jiade and TEP:


1. SONY MUSIC (HONG KONG) CO., LTD. V. BEIJING TENGTU ELECTRONIC PUBLISHING CO., LTD. (HEREINAFTER REFERRED TO AS "TEP") CAUSE OF ACTION: Infringement of copyright of "The Four Kings MP3".
      OBJECT OF ACTION: RMB 368,000
      DECISION: TEP should compensate Sony Music RMB 75,000 as its economic losses, RMB 20,100 as its reasonable disbursement for this case and court fee RMB5,000. The total amount of the above two items of cost are RMB 100,100.
      STATUS: TEP appealed on January 6, 2003 and is waiting for the trial.

2.     UNIVERSAL MUSIC V. TEP
       CAUSE OF ACTION: Infringement of copyright of "The Four Kings MP3". OBJECT OF ACTION: RMB 368,000
       DECISION: TEP should compensate Universal Music RMB 75,000 as its economic losses, RMB 14,000 as its reasonable disbursement for this case and court fee RMB5,000. The total amount of the above two items of cost are RMB 94,330.
       STATUS: TEP appealed on March 24,2003 and is waiting for the trial.

3. WARNER BROS. MUSIC V. TEP
       CAUSE OF ACTION: Infringement of copyright of "The Four Kings MP3". OBJECT OF ACTION: RMB 368,000
       DECISION: .TEP should compensation Warner Bros. Music RMB 75,000 as its economic losses, RMB 10,000 as its reasonable disbursement for this case and court fee RMB5,000. The total amount of the above two items of cost are RMB 90,000.
       STATUS: appealed on August 15, 2003

4.     HEBEI JIGUANG OPTICS & ELECTRONICS CO., LTD. V. TEP CAUSE OF ACTION:
       Controversy over a contract for processing work.
       OBJECT OF ACTION: RMB 390,250
       DECISION: TEP should pay Hebei Jiguang Optics & Electronics Co., Ltd. RMB 390,250 as the processing fees and the interest (as calculated as the loan interest for the same term) for the period of June 1, 2001 until the date of such payoff, and court fee RMB 12,544.00.
       STATUS: TEP Appealed on June 10,2003 and is waiting for the trial.

5. BEIJING CYTS CHUANG XIAN SOFTWARE INDUSTRY DEVELOPMENT CO., LTD. V. TEP CAUSE OF ACTION: Infringement of the Computer software copyright of the "Xian Jian Qi Xia Zhuan" and the "Xian Jian Ke Zhan".
       OBJECT OF ACTION: RMB 500,000
       DECISION: TEP and Dachang Hui Nationality Autonomous County Rainbow CD Co., Ltd. should jointly compensate the plaintiff RMB 300,000 as its economic losses.
       STATUS: Appealed.

6. UNIVERSAL MUSIC V. TEP
       CAUSE OF ACTION: Infringement of copyright of "The Classics MP3 Collection No.2 - Bozhi Zhang, Xiuwen Zheng and Wen Li".
       OBJECT OF ACTION: RMB 368,000
       STATUS: Waiting for the continuous trial.

7 . CHINA EVER BRIGHT BANK BEIJING CHAOYANG BRANCH V. BEIJING JIADE TENGTU SCIENCE GROUP CO., LTD.
       CAUSE OF ACTION: Covenant of warranty dispute.
       OBJECT OF ACTION: RMB 3,750,000 as the capital, and RMB 2,403,503.8 as the interest.

DECISION: Jiade should compensate RMB 3,750,000 to China Ever Bright Bank Beijing Chaoyang Branch within ten days of the effectiveness of the judgment, the interests (as calculated in accordance with the Rules on Settlement excluding RMB 300,000 which is already paid) for the period of Jan. 24, 1999 until the date of such payoff), and court fee RMB 40,778.

                                  SCHEDULE 4.5

                                   LITIGATION

           In January, 2002, TIC was served with a summons and verified complaint which was filed in the United States District Court for the Southern District of New York. The plaintiff in the action is Hecht & Associates, P.C., TIC's former counsel, and TIC is the defendant. The verified complaint alleges that Hecht & Associates, P.C. was not paid for certain legal services provided to TIC and seeks a judgment in the amount of $133,334.12, plus interest at the rate of 1.25%, the costs of the action and such other relief as the court deems proper. TIC believes that it has meritorious defenses to the claims in the verified complaint and have moved to dismiss the complaint in its entirety. That motion is currently pending before the court.

         In January, 2002, TIC was served with a verified complaint which was filed in the Supreme Court of the State of New York, County of New York. The plaintiff in the action is Charles J. Hecht, a principal of Hecht & Associates, P.C. and one of TIC's shareholders, and TIC is the defendant. The verified complaint alleges that Mr. Hecht submitted a check in the amount of the exercise price of certain stock options granted to Hecht & Associates, P.C. but that the stock was not delivered.

           Plaintiff seeks a mandatory injunction requiring delivery to plaintiff of 114,166 shares of our common stock. Plaintiff further seeks (1) damages in the sum of $51,941.34, (2) additional damages for diminution in the value of the common stock from the time it should have been delivered and (3) punitive damages. TIC believes it has meritorious defenses to the claims in the verified complaint and has moved to dismiss the complaint in its entirety. That motion is currently pending before the court.

           On August 30, 2002, TIC was served with a summons and complaint filed in the Superior Court for the State of California for the County of Alameda. The plaintiff in the action is VIP Tone, Inc. ("VIP"), a company with which TIC had an agreement to provide services relating to the development of the China Broadband educational Resources Centre. The defendant is TIC.

           The complaint alleges that VIP and TIC entered into their agreement on November 16, 2001 and that TIC attempted to terminate the agreement on January 23, 2002. The complaint further alleges that the termination was ineffective and therefore, continuing payments are due to it.

           VIP has alleged causes of action for breach of contract, fraudulent misrepresentation, fraud/promise without intent to perform, breach of implied covenant of good faith and fair dealing, promissory estoppel and quantum meruit. VIP seeks damages, in an amount to be proved at trial, which it alleges exceed $1,784,700, plus punitive damages and attorney's fees.

           On or about September 25, 2002 an arbitration was commenced against TIC at the American Arbitration Association by Pak Kwan Cheung ("Cheung") and Comadex Industries, Ltd. ("Comadex") pursuant to a Consultant Agreement by an among Cheung, Comadex and TIC dated as of October 15, 1999. The Statement of Claim filed in the arbitration alleges that Cheung and Comadex performed their obligations under the Consultant Agreement, that Cheung was terminated without cause and that Cheung and Comadex are entitled to the benefits and entitlements under the Consultant Agreement.

           The Statement of Claim seeks the following relief: (1) a declaration that Comadex is the beneficial owner of 3,000,000 shares it already holds which were issued to it in March, 2000; (2) an order for the payment of base compensation of $620,000; (3) an order directing that TIC issue Comadex an option to purchase 1,000,000 shares of common stock at $.60 per share; (4) an order directing the payment of incentive compensation equal to 1% of all capital raised in excess of $3,000,000 by Cheung which is claimed by Cheung and Comadex to be $155,646.58; (5) an order for the payment of incentive compensation equal to 1% of TIC's pre-tax net profits; (6) a declaration that Cheung and/or Comadex is entitled to issuance by TIC of 300,000 options which have already been granted to him; (7) an order for payment of Cheung's and Comadex's costs and expenses, including attorney's fees; (8) pre-judgment and post-judgment interest; and (9) any additional relief to which Cheung and Comadex may be entitled pursuant to the Consultant Agreement or at law.

           In March, 2003, B.D. Clark & Associates, Ltd. served TIC with a statement of claim which was issued in the Ontario Superior Court of Justice. The plaintiff in the action is B.D. Clark & Associates, Ltd. and TIC is the defendant. The statement of claim alleges that plaintiff did not receive certain payments due to it under two contracts beginning March 21, 1997 and ending June, 2001 which obligated plaintiff to provide consulting services to TIC. Plaintiff seeks the following relief: (1) declarations that TIC breached its obligations under both contracts; (2) approximately $9,028,998 in damages for breach of both contracts; (3) pre- and post-judgment interest; (4) costs of the action; and (5) other relief as the Court deems appropriate.

                                  SCHEDULE 4.6

                              LIST OF SUBSIDIARIES



NAME                                      JURISDICTION OF             PERCENTAGE
                                           INCORPORATION              OWNERSHIP

Tengtu United Electronics                 China                           57%
Development, Co. Ltd.
(Joint Venture)

TIC Beijing Electronics Co., Ltd.         China                          100%

Edsoft Platforms (Canada) Ltd.            British Columbia, Canada       100%

Edsoft Platforms (H.K.) Ltd.              Hong Kong                     60.2%

ebiztengtu.com, Inc.                      Delaware                       100%

                                    EXHIBIT A





                       EQUITY INTEREST TRANSFER AGREEMENT





                                 BY AND BETWEEN





                  BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE
                              DEVELOPMENT CO., LTD.



                                       AND



                           TENGTU INTERNATIONAL CORP.



                            DATED:
                                 ---------------

                                TABLE OF CONTENT

ARTICLE  1   DEFINITIONS..................................................... 43

ARTICLE  2   TRANSFER OF EQUITY INTEREST AND PAYMENT OF PURCHASE PRICE....... 44

ARTICLE  3   CLOSING......................................................... 45

ARTICLE  4   REPRESENTATIONS AND WARRANTIES OF TRANSFEROR.................... 45

ARTICLE  5   REPRESENTATIONS AND WARRANTIES OF TRANSFEREE.................... 46

ARTICLE  6   FORCE MAJEURE................................................... 47

ARTICLE  7   LIABILITIES FOR BREACH.......................................... 47

ARTICLE  8   AMENDMENT AND RESCISSION........................................ 48

ARTICLE  9   APPLICABLE LAW AND DISPUTE RESOLUTION........................... 48

ARTICLE 10   NO WAIVER....................................................... 49

ARTICLE 11   SEVERABILITY.................................................... 49

ARTICLE 12   EFFECTIVENESS AND SUPPLEMENT.................................... 49

ARTICLE 13   PURCHASE EXPENSES............................................... 49

ARTICLE 14   NO ASSIGNMENT................................................... 50

ARTICLE 15   NOTICES......................................................... 50

ARTICLE 16   MISCELLANEOUS................................................... 50

APPENDIX 1................................................................... 52

                       EQUITY INTEREST TRANSFER AGREEMENT

This Equity Interest Transfer Agreement (hereinafter "THIS AGREEMENT") is made in __________ on ________, 2003, by and between:

(1) BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD. (hereinafter "TRANSFEROR"), a limited liability company duly organized and existing under the laws of the People's Republic of China and having its registered address at ______________________________________; legal representative: Fan Qi Zhang; and

(2) TENGTU INTERNATIONAL CORP. (Name in Chinese: ????????, hereinafter "TRANSFEREE"), a limited liability company duly organized and existing under the laws of ______________ and having its registered address at __________________________; legal representative:______________________.


WHEREAS, Beijing Tengtu United Electronics Development Co., Ltd. (hereinafter "TUC") is a limited liability cooperative joint venture company duly organized and validly existing under the laws of the People's Republic of China and having its registered capital US$6,000,000 fully paid;

WHEREAS, Transferor and Transferee are cooperative partners of TUC, while Transferor owns 43% of the equity interest in TUC and Transferee owns 57% of the equity interest in TUC;

WHEREAS, Transferor wishes to sell to Transferee, and Transferee desires to purchase from Transferor, 43% of the equity interest in TUC held by Transferor.

NOW, THEREFORE, after friendly negotiations, the two Parties have reached agreement as follows:

ARTICLE 1    DEFINITIONS
For the purpose of this Agreement, and unless provided otherwise in this Agreement, the terms used herein will have the following meanings:

1.1 Transferred Equity Interest means the equity shares in TUC held by, and to be transferred from, Transferor to Transferee under this Agreement, representing 43% of the entire equity interest in TUC;

1.2 Purchase Price for the Transferred Equity Interest means the entire consideration for the equity interest in TUC to be transferred from Transferor to Transferee under this Agreement;

1.3 Approval Authority means the approval authority for the equity interest transfer under this Agreement, the Ministry of Commerce of the People's Republic of China or its authorized government agency;


1.4 Registration Authority means the competent authority regarding registration of TUC, the Beijing Municipal Administration of Industry and Commerce.

ARTICLE 2  TRANSFER OF EQUITY INTEREST AND PAYMENT OF PURCHASE PRICE

2.1 Subject to the terms of this Agreement, Transferor hereby agrees to sell to Transferee the Transferred Equity Interest held by Transferor, and Transferee hereby agrees to purchase from Transferor the Transferred Equity Interest in reliance on the representations and warranties made by Transferor in Article 4 of this Agreement.

2.2 The Parties agree that the Purchase Price for the Transferred Equity Interest should be US$______________, determined on the basis of the asset appraisal of TUC set forth in the Appraisal Report issued by [DESCRIBE THE NAME OF THE APPRISAL ENTITY] jointly appointed by Transferor and Transferee.

2.3 The Parties acknowledge that both Parties should submit to the Approval Authority with respect to the Transferred Equity Interest, and will make the payment of the Purchase Price in accordance with the provisions of this Agreement within [______] working days upon the effectiveness of this Agreement.

2.4 The Parties agree that the Transferee will make the payment of the Purchase Price in accordance with the following method: ____________________.

2.5 Transferor shall be responsible to pay its taxes for the income from the transfer of the Transferred Equity Interest; Transferee has no responsibility to pay such taxes. All other taxes and fees arising from the transfer of equity interest under this Agreement should be paid respectively by Transferor and Transferee in accordance with the applied laws applicable to each of them.

2.6 Upon completion of the transfer of the Transferred Equity Interest, Transferor will no longer be the cooperative partner of TUC and holds no interest in TUC and Transferee will hold one hundred percent (100%) of equity interest in TUC. Thus Transferee changes TUC into its wholly owned subsidiary and enjoys all of its rights and takes all of its obligations.

ARTICLE 3  CLOSING
The Parties agree that, after the payment of the Purchase Price for the Transferred Equity Interest by Transferee under the terms of this Agreement, the Parties shall process the equity transfer in accordance with relevant provisions and shall cause TUC to apply to its Registration Authority for registration of the equity interest transfer under this Agreement, the amendment of the Articles of Association of TUC and other relevant documents.

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF TRANSFEROR
For the purpose of this Agreement and the benefits of Transferee, Transferor hereby represents and warrants to Transferee regarding issues on the Transfer of the Transferred Equity Interest as follows:

4.1 It is a limited liability company duly organized and validly existing under the laws of the People's Republic of China, and it has duly completed all the procedures for the government examinations, approvals and filing required during its establishment and existence.

4.2 It owns the full and non-defective Transferred Equity Interest by taking valid corporate steps and completing government approval procedures, thus possessing the full legal capacity of undertaking the transfer of the Transferred Equity Interest in its own name.

4.3 It has received a resolution of the shareholders' meeting and other necessary internal approvals and/or authorizations of TUC (please see Appendix 1: Shareholders' Meeting Resolution) regarding the transfer of the Transferred Equity Interest.

4.4 There is no pledge, guarantee, other types of encumbrance or any other rights or claim to rights a third party to be exercised over the Transferred Equity Interest or any assets of TUC.

4.5 There is no defect in fact or defect in law in the intangible assets contributed by Transferor as the investment to TUC (including software, the source code of the software and rights to the trademark "[ ] [ ]" and "TENGTU".

4.6 Except for those already disclosed, TUC does not have material debt, any pending or potential litigation, arbitration or dispute.

4.7 Transferor guarantees that TUC will be maintained appropriately in normal business operation and Transferor will not remove or dispose the assets of TUC before the Transferee receives one hundred percent (100%) equity interest of TUC.

4.8 The financial statements of TUC submitted from Transferor to Transferee are true and complete in all substantial aspects and reflect the financial status of TUC truthfully and accurately.

4.9 Transferor has paid in full all taxes in accordance with law and requirements of the taxation authority.

4.10 TUC has not engaged in any illegal business during the term of operation and has never been imposed any administrative penalty.

4.11 TUC has no dispute arising over labor law issues with employees.

4.12 The execution, implementation and abidance of the terms and conditions of this Agreement will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment finding on it, or (b) contravene any article, condition or provision of the corporate organizational documents of Transferor, or (c) breach any provision of an agreement or contract or any undertaking signed between Transferor and a third party.

4.13 It will provide assistance in completing the procedures for registration of transfer of the Transferred Equity Interest, including providing necessary documents and materials.

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE
For the benefits of Transferor, Transferee hereby represents and warrants to
Transferor:
5.1 It possesses the full legal capacity and authorization to acquire the Transferred Equity Interest in its own.

5.2 It has completed necessary internal corporate approval procedures for execution and implementation of this Agreement; unless otherwise provided in this Agreement, Transferee will not need to apply for other permission, approval, consent, authorization, qualification, order or other approval by any other government authority or individual.

5.3 The execution, implementation and abidance of the terms and conditions of this Agreement will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment finding on it, or (b) contravene any article, condition or provision of the corporate organizational documents of Transferor, or (c) breach any provision of an agreement or contract or any undertaking signed between Transferor and a third party.

5.4 It will provide assistance in completing the procedures for registration of the transfer of Transferred Equity Interest, including providing necessary documents and materials.

ARTICLE 6  FORCE MAJEURE
6.1 Force majeure means any of the following events, which (i) is beyond the control of, is unforeseeable by and could not have been avoided or overcome by one Party or Parties; (ii) incurs after the execution of this Agreement; and (iii) will result in whole or partial failure of the performance of this Agreement by one Party or Parties. Force majeure events include and are not limited to strike, explosion, fire, flood, earthquake, epidemic, pandemic or any other natural disaster as well as war.

6.2 If a Party is prevented from performing any of its obligations under this Agreement due to a force majeure event, then the performance time of the affected and unperformed obligations should be extended accordingly for a period equivalent to that delayed by the force majeure event. All other obligations under this Agreement and their performance time may not be affected.

6.3 The Party affected by a force majeure event shall within ten (10) working days of the force majeure event notify the other Parties of the occurrence of the force majeure event. The Party affected by the force majeure event shall make its reasonable efforts to overcome or mitigate the effect of the force majeure event.

6.4 If the delay is caused by the force majeure event for a period more than successive one hundred and twenty (120) days after the notice date of the force majeure event, the Parties shall decide to either terminate or delay the performance of this Agreement or, in whole or in part, exempt the affected Party from relevant obligations under this Agreement.

ARTICLE 7  LIABILITIES FOR BREACH
7.1   Event of Default

Both Parties acknowledge that there is event of default if any of the following events occurs:

(1) Transferee cannot make the payment to Transferor of the Purchase Price for the Transferred Equity Interest within the time provided in this Agreement;

(2) The representation and warranties made by Transferee to Transferor are proved to be material false, misleading or omission;

(3) The disclosed documents and materials of TUC provided by Transferor to Transferee have defect in fact or defect in legal effect, or are proved to be material false, misleading or omission;

(4) Transferor fails to perform its any obligations in whole or in part or delay its performance of any obligations under this Agreement;

(5) Any action or non-action by Transferor results in the rights that should be acquired by Transferee under this Agreement becomes invalid, revocable or defective.

7.2   Liabilities for Breach of Contract

      Any Party who breaches contract shall be liable for the breach.

      In the event of default, the non-breaching Party is entitled to cease to undertake its obligations and wait until the breach is removed. If the material breach of this Agreement is not be remedied in full by the breaching Party within thirty (30) days upon the written notice of the other Party, the non-breaching Party may terminate this Agreement.

      The breaching Party shall be liable for or compensate the losses suffered by the other Party as a result of the breach, unless it can be exempted from the liability according to law.

ARTICLE 8  AMENDMENT AND RESCISSION
8.1 This Agreement may be amended upon discussion and agreement between parties.

8.2 Any amendment to this Agreement should be made in writing and should become effective upon signing by the authorized representatives of both Parties and approval by the approval authority.

8.3 Parties may agree to terminate this Agreement. The provisions on dispute resolution should survive the termination of this Agreement.

ARTICLE 9  APPLICABLE LAW AND DISPUTE RESOLUTION

9.1 The execution, validity, interpretation, performance and dispute resolution relating to this Agreement are governed by the publicly published Chinese laws and regulations.

9.2 In the event of any dispute arising out of or in connection with this Agreement between the Parties, both Parties shall try to resolve such dispute through mutual friendly consultation. If the Parties could not reach a resolution through friendly consultations, or any Party refuses to make consultation, any Party is entitled to submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC") in Beijing for arbitration pursuant to the CIETAC Arbitration Rules then in force.

     Any arbitration award should be rendered in writing and be final and binding on both Parties.

9.3 The winning Party of the arbitration under this Agreement may apply to the court with competent jurisdiction for enforcement pursuant to such binding arbitration award.

9.4 Both Parties shall continue to perform any other obligations under this Agreement during the course of arbitration except for those obligations in dispute and any matter relating thereto that are under arbitration.

ARTICLE 10 NO WAIVER
Except for those rights and powers expressly waived by a Party in writing, any failure to exercise by the Party, or partial or delayed exercise by the Party of, its right, power or privilege under this Agreement may not operate as a waiver thereof by such Party and may not prevent, affect or limit the exercise of any other right, power or privilege of such Party under this Agreement and relevant Chinese laws and regulations.

ARTICLE 11 SEVERABILITY
The provisions of this Agreement are independent of one another. The invalidity, illegality or unenforceability of any provision of this Agreement may not affect the validity, legality and enforceability of any other provision of this Agreement.

ARTICLE 12 EFFECTIVENESS AND SUPPLEMENT

12.1 This Agreement will become effective upon the date of its signing by the authorized representatives of both Parties and the approval by the approval authority as required by law.

12.2 The two Parties shall enter into a supplementary agreement through friendly negotiations in respect of any matters not addressed in this Agreement. The supplementary agreement has the same legal effect as that of this Agreement.

12.3 Any supplement to this Agreement should be made in writing and should become effective upon signing by the authorized representatives of both Parties and approval by the approval authority.

ARTICLE 13 PURCHASE EXPENSES
Regardless of whether the equity interest transfer provided in this Agreement is completed, unless otherwise provided in this Agreement, each Party to this Agreement shall pay its respective costs and expenses in the negotiations, preparation, implementation or termination regarding this Agreement or the contemplated transaction under this Agreement, including but not limited to expenses, payments and costs for lawyers, accountants and advisors.

ARTICLE 14 NO ASSIGNMENT
A Party may not assign to any third party its rights and obligations under this Agreement without the prior written consent from the other Party.

ARTICLE 15 NOTICES
15.1 Any notice, request, requirement or other communication served by one Party to the other Party under or in connection with this Agreement should be in writing in both Chinese and English and sent by personal delivery, fax or prepaid registered airmail to the following addresses or to such other written addresses as notified by one Party to the other.

     Transferor: Beijing Tengtu Culture and Education Software Development Co., Ltd.
     Address: _________________________________________
     Recipient: ________________________________________
     Fax: _____________________________________________

     Transferee: Tengtu International Corp.
     Address: _________________________________________
     Recipient: ________________________________________
     Fax: _____________________________________________

15.2 Unless expressly provided otherwise, any notice given under this Agreement will be deemed to have been received on the date below as follows:

     (1) if delivered by personal delivery, on the date of delivery;
     (2) if delivered by prepaid registered airmail, on the seventh (7th) day after the date of posting (subject to the date of posting chop)
     (3) if delivered by express courier, on the third (3rd) day after the date of delivery to a recognized courier company;
     (4) if delivered by facsimile, on the date of faxing.

ARTICLE 16 MISCELLANEOUS

16.1 This Agreement is executed in both Chinese and English. In the event of any discrepancy between the Chinese version and the English version, the Chinese version should prevail.

16.2 This Agreement is executed in _______originals in both Chinese and English. Each Party shall keep _______ original(s) in both language versions. ______ originals in both Chinese and English will be submitted to the examination and approval authorities and be used for completing other required procedures.

TRANSFEROR: BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD. Signature of authorized representative: ________________
Name: ___________________
Title: ____________________


TRANSFEREE: TENGTU INTERNATIONAL CORP.
Signature of authorized representative: ________________
Name: ___________________
Title: ____________________

                                   APPENDIX 1

Shareholders' Meeting Resolution

                                    EXHIBIT B

                    ASSIGNMENT OF INTANGIBLE ASSETS AGREEMENT

This Assignment of Intangible Assets Agreement (hereinafter "THIS AGREEMENT") is

BY AND BETWEEN THE UNDERSIGNED:

BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD., a corporation duly organized and existing under the laws of the People's Republic of China and having its registered office at C-02, Building 8, No. 44 Fucheng Road, Haidian District, Beijing, PRC

Represented by Fan Qi Zhang

hereinafter referred to as the "ASSIGNOR",

AND

BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO., LTD., a corporation duly organized and existing under the laws of the People's Republic of China and having its registered office at No. 78 Industrial Area, Mentougou Distric, Beijing, PRC

Represented by Fan Qi Zhang

hereinafter referred to as the "ASSIGNEE",

After friendly negotiation, it has been agreed as follows:

ARTICLE 1 TRASFER OF THE INTANGIBLE ASSETS

1. Assignor and Assigee hereby confirm that, the Assignor, as one of the cooperative parties of the Assignee, had the obligation to assign its intangible assets (as hereinafter defined) as its contribution to the Assignee in accordance with the Beijing Tengtu United Electronics Development Company Agreement dated as June 1995 and its Amendment dated as February 2001. For the purpose of undertaking its obligations, the Assignor hereby agree to assign, and the Assignee hereby agree to accepte, the intangible assets as provided in this Agreement.

2. Assignor and Assignee hereby confirm that, the Assignor shall transfer the following intangible assets to the Assignee upon the execution of this
     Agreement:

(1) the right to apply for the trademarks "IUI1/4" and "TENGTU". Such application for these trademarks has been accepted by the Trademark Bureau of the State Administration For Industry & Commerce, hereinafter as the "TRADEMARK BUREAU", on January 13, 2003 under the number 3405107. To date, the application is still in the process with the Trademark Bureau and registration of such trademark has yet been obtained.

(2) eight registered software copyrights and any software products developed or under the development which are about to be registered. Any software products should be assigned to the Assignee in accordance with this Agreement upon registration.

     The documents in relation to the above are attached as Annex 1 and Annex 2 of this Agreement. The assets under the above (1) and (2) are collectively referred as the "INTANGIBLE ASSETS" in this Agreement.

3. As of the date of execution of this Agreement, the Assignee shall be the sole owner and shall have the exclusive right to use the said Intangible Assets at his own risk.

ARTICLE 2 CONFIRMATION AND WARRANTY OF THE ASSIGNOR

1. The Assignor hereby confirms that the Assignor certifies being the unique and total owner of the Intangible Assets and that the Intangible Assets are not the object of a total or partial transfer, license agreements, or any other pledging on behalf of a third party, at the time of execution of this Agreement.

2. The Assignor hereby confirms that, on the date of execution of this Agreement, he has no knowledge of any claim by a third party against the transferred Intangible Assets. In case of a counterfeiting action or unfair competition opposing a third party to the Assignee, the Assignor undertakes to supply the Assignee with all information and reasonable assistance in order for the Assignee to defend himself.

3. The Assignor hereby confirms that, upon the execution of this Agreement, he will abstain from and avoid any actions likely to prejudice the Intangible Assets, whose ownership is transferred to the Assignee by this Agreement. Unless otherwise agreed by the Assignee, the Assignor should not take use of, or license to any third party, of the Intangible Assets. The confirmation provided under this section are binding to the employees of the Assignor as well.

ARTICLE 3 CONSIDERATION

The present assignment is agreed upon for no consideration need to be paid to the Assignee.

ARTICLE 4 DELIVERY

1. Within twenty (20) working days upon the execution of this agreement, the Assignor should deliver to the Assignee all the documents, materials and stencil of the trademarks "IUI1/4" and "TENGTU".

2. Within twenty (20) working days upon the execution of this agreement, the Assignor should deliver to the Assignee all materials, documents, the source code of eight computer software.

ARTICLE 5 CONFIDENTIALITY

Assignor agrees that, upon the execution of this agreement, it has the duty of confidentiality with respect to eight software copyrights and any employees of the Assignor who are involved in the development, use or have the knowledge of the said software are also be bound by such duty of confidentiality. The term of Confidentiality is 10 years commencing from the effective date of this agreement. The Assignor agrees not to develop software on the basis of the eight software copyrights without written consent from the Assignee. Any developed software copyrights belong to the Assignee.

ARTICLE 6 REGISTRATION

Within twenty (20) working days upon the execution of this agreement, the Assignor should accomplish the formalities of registration at the National Copyright Administration of the People's Republic of China and the Trademark Bureau (collectively, the "ADMINISTRATIVE AGENCIES") at his own expense.


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


ARTICLE 7 LIABILITIES OF BREACH OF CONTRACT

in the event that the Assignor breaches its confirmations and warranties under this Agreement fails to complete formalities of registration with the Administrative Agencies of such assignment of the said Intangible Assets, thus causes damages to the Assignee, the Assignor shall be liable for the breach and compensate all the losses of Assignee (including potential losses).

ARTICLE 8  EFFECTIVENESS, AMENDMENT AND SUPPLEMENT

1. This Agreement will become effective upon the date of its signing by the authorized representatives of both Parties and is sealed with the company's chop.

2. The two Parties shall enter into a supplementary agreement through friendly negotiations in respect of any matters not addressed in this Agreement. The supplementary agreement has the same legal effect as that of this Agreement.

3. Any supplement to this Agreement should be made in writing and should become effective upon signing by the authorized representatives of both Parties and is sealed with the company's chop.

ARTICLE 9  APPLICABLE LAW AND DISPUTES RESOLUTION

1. The execution, validity, interpretation, performance and dispute resolution relating to this Agreement are governed by the publicly published PRC laws and regulations.

2. In the event of any dispute arising out of or in connection with this Agreement, the Assignor and the Assignee shall try to resolve such dispute through mutual friendly consultations. If they could not reach a resolution through friendly consultations, or any one of then refuses to make consultation, any Party is entitled to submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC) in Beijing for arbitration pursuant to the CIETAC Arbitration Rules then in force.

ARTICLE 10 MISCELLANEOUS

This Agreement is executed in six (6) originals in English and in Chinese. In the event of any discrepancy between the Chinese version and the English version, the Chinese version should prevail. Each Party will keep two (2) originals. Two (2) originals shall be used in the formalities of registration with the Administrative Agencies.


IN WITNESS WHEREOF, each Party hereto has caused its duly authorized representative to execute this Agreement.

ASSIGNOR: BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD. (company seal)

Signature: _____________________

Date: ____________________

ASSIGNEE:  BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO., LTD.
(company seal)

Signature: ______________________

Date: ____________________

                                     ANNEX 1

                     TRADEMARK APPLICATION ACCEPTANCE NOTICE

                                     ANNEX 2
            LIST OF COMPUTER SOFTWARE COPYRIGHT REGISTRY CERTIFICATE


1?Tengtu Multimedia Electronic Classroom (including dummy CD) System V5.5

           Serial Number: No. 005224 of Software Copyright Registry Number of Registry: 2003SR0133

2?Tengtu Internet Classroom System V3.5

           Serial Number: No. 005223 of Software Copyright Registry Number of Registry: 2003SR0132

3?Tengtu Educational Information Administration System V4.0

           Serial Number: No. 005280 of Software Copyright Registry Number of Registry: 2003SR0189

4?Tengtu Satellite Receiving System V4.0

           Serial Number: No. 005281 of Software Copyright Registry Number of Registry: 2003SR0190

5?Tengtu Video on Demand System V2.0

           Serial Number: No. 005298 of Software Copyright Registry Number of Registry: 2003SR0207

6?Tengtu Resources Service System V5.0

           Serial Number: No. 005297 of Software Copyright Registry Number of Registry: 2003SR0206

7?Tengtu Library Management System V4.0

           Serial Number: No. 005296 of Software Copyright Registry Number of Registry: 2003SR0205

8?Tengtu Curriculum Scheduling System V1.0

           Serial Number: No. 005295 of Software Copyright Registry Number of Registry: 2003SR0204

                                    EXHIBIT C

                        RESTRUCTURING FRAMEWORK AGREEMENT

This Restructuring Framework Agreement (hereinafter "THIS AGREEMENT") is made in __________ on ________, 2003, by and among:

(1) TENGTU INTERNATIONAL CORP. (hereinafter "TIC"), a limited liability company duly organized under the Delaware Law of the U.S.A. and having its registered address at 236 Avenue Road, Toronto, Ontario M5R 2J4;

(2) MR. FAN QI ZHANG (hereinafter "MR. ZHANG"), a holder of the Identity Card [No: _______________] of the People's Republic of China (the "PRC");

(3) BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD. (hereinafter "TTC"), a limited liability company duly organized under the laws of the PRC and having its registered address at Suite C-02, Building 8, No. 44 Fucheng Road, Haidian District, Beijing, PRC;

(4) BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO., LTD. (hereinafter "TUC"), a sino-foreign cooperative joint venture having TIC and TTC as the foreign cooperative partner and Chinese partner respectively and duly organized under the laws of the PRC and having its registered address at No. 78 Shi Long Industry Zone, Men Tou Gou District, Beijing, PRC;

(5) BEIJING TENGTU TIAN DI NETWORK CO., LTD. (hereinafter "TTN"), a limited liability company duly organized under the laws of the PRC and having its registered address at Suite A-11, Building 8, No. 44 Fucheng Road, Haidian District, Beijing, PRC;

(6) BEIJING TENGTU ELECTRONIC PUBLISHING CO., LTD. (hereinafter "TEP"), a limited liability company duly organized under the laws of the PRC and having its registered address at No. 35 Kang Xi Road, Ba Da Ling Economic Development Zone, Yanqing County, Beijing,
      PRC;

(7) BEIJING HUAXIA BOXIN EDUCATION SOFTWARE CO., LTD. (hereinafter "CBERC"), a limited liability company duly organized under the laws of the PRC and having its registered address at Building 8, No. 44 Fucheng Road, Haidian District, Beijing, PRC;

(8) BEIJING TENGTU TRAINING CENTER (hereinafter "TRAINING CENTER"), a non-enterprise unit which has legal person status and duly organized under the laws of the PRC and having its registered address at Suite 8428, 4/F, Xi Pei Building, West Station, Fengtai District, Beijing, PRC;

(9) BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP (hereinafter "TENGTU GROUP"), a limited liability company duly organized under the laws of the PRC and having its registered address at 12/F, Dongfang Lianfa Building, Xi Pei Building, West Station, Fengtai District, Beijing, PRC.

The above (1) - (9) Party will be referred to collectively herein as the "PARTIES".

WHEREAS, TUC is a sino-foreign cooperative joint venture company duly established under the laws of PRC and TIC and TTC each owns 57% and 43% of the title, right and interest (including right to profit distribution and right to liquidation) of TUC (hereinafter, the "INTEREST");

WHEREAS, TTC, TTN, TEP and CBERC are limited liability companies duly established under the laws of PRC; Training Center is a non-enterprise which has legal person status and duly organized under the laws of PRC (For the purpose of this Agreement, TTC, TTN, TEP, CBERC and Training Center shall be referred to collectively herein as the "TENGTU GROUP CONNECTED COMPANIES");

WHEREAS, the Parties desire that (1) upon completion of the transfer of 43% Interest of TUC, TIC will hold one hundred percent (100%) of equity interest in TUC and (2) TUC will take use of its advanced technology and strong technology development and management capacity to build up long-term and stable business relationship with Tengtu Group connected companies pursuant to a series of business contracts.

NOW, THEREFORE, after friendly negotiations, the Parties have reached agreement as follows:

ARTICLE 1    FAMEWORK OF RESTURCTURING

1.1        Transfer of Interest

1.1.1 TTC hereby agree to convey, and TIC hereby agree to purchase from TTC, all of its right, title and interest to its 43% Interest in TUC. Upon such purchase, TIC will own 100% of Interest in TUC and TTC will hold no interest in TUC.

1.1.2 In consideration of 43% Interest of TUC, TIC should pay purchase price to TTC. TTC and TIC agreed in the Equity Interest Transfer Agreement that the Purchase Price should be US$ 200,000.

1.1.3 On the date of execution of this Agreement, TIC and TTC should sign a Equity Interest Transfer Agreement and it will be attached as a Schedule of this Agreement.


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

1.1.4 TIC should timely make the payment of purchase price to TTC in accordance with the method and time frame as provided in the Equity Interest Transfer Agreement.

1.2       Long-term Business Cooperation Contracts

1.2.1 Tengtu Group connected companies agree that, whereas TUC has good experience in the development and production of computer software and hardware and computer system network projects and advanced management, Tengtu Group connected companies desire to establish a long-term and stable business cooperative relationship with TUC. TUC will be engaged by the Tengtu Group connected companies to provide such services as Software Technology License Agreements, Cooperative Product Development Agreements, Technology Assistance Services Agreements, Long-Distance Education Project Cooperation Agreements, Management Consultation Agreements and Staff Support and Training Agreements.

1.2.2 TUC and Tengtu Group connected companies agree to enter into detailed business contracts and these contracts will be attached as Schedule of this Agreement.

1.2.3 Tengtu Group connected companies agree to pay contract prices according to these business contracts.

1.3      Proxy

1.3.1 Tengtu Group and Mr. Zhang agree that they will give a proxy, and cause the other equity owners of the Tengtu Group connected companies, to give a proxy to TIC with respect to the shareholder's rights of Tengtu Group and other equity owners of the Tengtu Group connected companies in the Tengtu Group connected companies and in Shanxi Zhaoyang Education Information Co., Ltd. (hereinafter the "SHANXI LBERC"). Such proxy shall include the right to appoint representatives of the shareholder, the right to present at any shareholders meeting and vote as proxy, the right to appoint directors and the right to audit financial information of the company.

1.3.2 The expiration date of such proxy with Companies shall be the expiration date of each such company and may be renewed and extended upon the extension of the term of such company.

1.3.3 Detailed Authorizations with respect to such proxy will be signed by Mr. Zhang and Tengtu Group to TIC and these Authorizations will be attached as Schedule of this Agreement.

ARTICLE 2  REPRESENTATIONS AND WARRANTIES

2.1 Tengtu Group, Tengtu Group connected companies, TUC and Mr. Zhang hereby represent that their representations and warranties as provided in this Agreement and its Schedule 1 are true, full and correct and not misleading. These representations and warranties become effective on the date of execution of this Agreement and until the completion of implementing this Agreement and its Schedules (hereinafter the "COMPLETION DATE").

2.2   Mr. Zhang, TUC and Tengtu Group connected companies hereby confirmed that:

      (1) Except for otherwise provided under this Agreement, Mr. Zhang, as the actual and ultimate controlling shareholder of Tengtu Group and Tengtu Group connected companies, shall not be transferred, pledged or disposed of equity interest of Tengtu Group, Tengtu Group connected companies and Shanxi LBERC owned by him in any ways to a third party in the absence of written consent from TIC; TTC may not transferred, pledged or disposed of equity interest of TUC it holds in any ways to a third party;

      (2) Mr. Zhang will not transfer, pledge or otherwise dispose of his legal and beneficial interest in the shareholdings in TIC commencing from the date of this Agreement up to Completion Date;

      (3) Mr. Zhang, TUC, Tengtu Group and Tengtu Group connected companies shall use their reasonable efforts to cause and ensure the prompt and expedient consummation of the transactions contemplated by this Agreement;

      (4) Mr. Zhang, Tengtu Group and Tengtu Group connected companies confirm and agree, prior to the Completion Date or the termination of this Agreement pursuant to its terms, unless the Parties shall otherwise consent in writing, they shall comply with each of the following: (i) their business shall be conducted only in the ordinary and usual course;

(ii)  they shall not amend their by-laws or Charters; and

(iii) they shall not enter into enter into any material contract, agreement, commitment, or understanding binding TUC and Tengtu Group connected companies other than in the ordinary course of business and consistent with past practices.

(5) Prior to the Completion Date, any written public statements by Mr. Zhang, TUC, Tengtu Group or Tengtu Group connected companies pertaining to this Agreement or the transaction contemplated hereby shall be submitted to TIC for review and approval prior to release by Mr. Zhang or Tengtu Group connected companies, and shall be released only in a form approved by TIC, except to the extent such written public statement may be required by applicable law.

(6) Mr. Zhang, TUC, Tengtu Group and Tengtu Group connected companies shall notify TIC of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of the same and on the Completion Date by the delivery of updates of all Schedules. No notification made by Mr. Zhang, TUC, Tengtu Group and Tengtu Group connected companies pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless TIC specifically agree thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by TIC of any condition set forth in this Agreement.

ARTICLE 3  CORPORATE INTERNAL APPROVAL PROCEDURE

3.1 Upon the execution of this Agreement, TIC shall timely convene its Board Meeting and obtain the Resolution of Board Meeting and in favor of the Restructuring referred in this Agreement and its Schedules.

3.2 By the execution of this Agreement, TTC has called its Shareholders' Meeting and obtained the Resolution of Shareholders' Meeting in favor of transfer of 43% Interest in TUC; TUC has called the Board Meeting and obtained the Resolution of Board Meeting in favor of TTC for its transfer of 43% Interest in TUC.

3.3 By the execution of this Agreement, Mr. Zhang and Tengtu Group connected companies have caused each of highest authoritative organizations of their companies to pass resolutions with regard for the long-term business cooperative relationship between them and TUC and the content of each of business contracts.

3.4 Upon the execution of this Agreement, Parties shall go through government approval and filing procedures according to applicable law, including but not limited to the approval procedure with the Ministry of Commerce or its authorized agencies and filing procedures with the Administration of Industry and Commerce with respect to the equity interest transfer.




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


ARTICLE 4  LIABILITIES FOR BREACH

4.1 Parties acknowledge that there is event of default if any of the following events occurs:

      (6) Any Party who has payment obligation cannot make the payment to its counterparty of the contract price within the time provided in this Agreement;

      (7) The representation and warranties made by any Party are proved to be material false, misleading or omission;

      (8) The disclosed documents and materials of any Party have defect in fact or defect in legal effect, or are proved to be material false, misleading or omission;

      (9) Any Party fails to perform its any obligations in whole or in part or delay its performance of any obligations under this Agreement;

      (10) Any action or non-action by any Party results in the rights that should be acquired by any other Party under this Agreement become invalid, revocable or defective.

4.2   Liabilities for Breach of Contract

      Any Party who breaches contract shall be liable for the breach.

      In the event of default as provided in 4.1 above, the non-breaching Party is entitled to cease to undertake its obligations and wait until the breach is removed. If the material breach of this Agreement is not be remedied in full by the breaching Party within thirty (30) days upon the written notice of the other Party, the non-breaching Party may terminate this Agreement.

4.3 The breaching Party shall be liable for or compensate the losses suffered by the other Party as a result of the breach, unless it can be exempted from the liability according to law.

ARTICLE 5  AMENDMENT AND RESCISSION

5.1 This Agreement may be amended upon discussion and agreement between parties.

5.2 Any amendment to this Agreement should be made in writing and should become effective upon signing by the authorized representatives of both Parties and approval by the approval authority.


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

5.3 Parties may agree to terminate this Agreement. The provisions on dispute resolution should survive the termination of this Agreement.

ARTICLE 6  ASSURANCES
The Parties shall execute such documents and perform such further acts as the other(s) of them may reasonably require effectively to perform the terms of this Agreement.

ARTICLE 7  NOTICE

7.1 Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or sent by post or facsimile to the following address/number of the Party to be served or to such other address/number as shall be notified by such Party to the other in writing:-

      To: TENGTU INTERNATIONAL CORP.

      Address: 236 Avenue Road, Toronto, Ontario M5R 2J4

      Attention: John Watt, President
      Facsimile No: 416-963-9659

      To: FAN QI ZHANG

      Address:

      Attention:
      Facsimile No:

      To: BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD.

      Address:

      Attention:
      Facsimile No

      To: BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO., LTD.

      Address:

        Attention:
        Facsimile No

        To: BEIJING TENGTU TIAN DI NETWORK CO., LTD.

        Address:

        Attention:
        Facsimile No

        To: BEIJING TENGTU ELECTRONIC PUBLISHING CO., LTD.

        Address:

        Attention:
        Facsimile No

        To: BEIJING HUAXIA BOXIN EDUCATION SOFTWARE CO., LTD.

        Address:

        Attention:
        Facsimile No

        To: BEIJING TENGTU TRAINING CENTER

        Address:

        Attention:
        Facsimile No

        To: BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP

        Address:

        Attention:
        Facsimile No


7.2 Any such notice or communication shall be sent to the Party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand, such notice or communication shall be deemed received upon receipt and if sent by facsimile, such notice or communication shall be deemed received on the date of dispatch provided the relevant answerback or remote terminal identification is received and if so sent by post shall be deemed received five (5) business days after the date of dispatch.

ARTICLE 8  SEVERABILITY

If at anytime any one or more provisions hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not thereby in any way be affected or impaired.

ARTICLE 9  ENTIRE AGREEMENT

9.1 This Agreement and its Schedules constitute the entire agreement and are binding to all Parties.

9.2 This Agreement and its Schedules constitute the entire agreement and understanding between the Parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither Party has relied on any such proposals, representations, warranties, agreements or undertakings.

ARTICLE 10 CONFIDENTIALITY
Other than such disclosure as may be required by law or relevant regulatory authorities, none of the Parties hereto shall make, release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other Parties without the prior written consent of the other Parties.

ARTICLE 11 COST AND EXPENSES
11.1 Each Party shall bear its own legal and professional fees, costs and expenses incurred in the negotiation, preparations, approval, execution and completion of this Agreement and the transactions or matters contemplated hereunder.

11.2 Each Party shall bear its own taxes incurred in the transactions contemplated hereunder.

ARTICLE 12 APPLICABLE LAW AND DISPUTE RESOLUTION
12.1 The execution, validity, interpretation, performance and dispute resolution relating to this Agreement are governed by the publicly published Chinese laws and regulations.

12.2 In the event of any dispute arising out of or in connection with this Agreement between the Parties, each Party shall try to resolve such dispute through mutual friendly consultation. If the Parties could not reach a resolution within thirty (30) days, any Party is entitled to submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC) in Beijing for arbitration pursuant to the CIETAC Arbitration Rules then in force. The arbitration award is final and binding on all Parties.

ARTICLE 13  LANGUAGE
This Agreement is executed in both Chinese and English. In the event of any discrepancy between the Chinese version and the English version, the Chinese version should prevail.

ARTICLE 14 EFFECTIVENESS
14.1 This Agreement will be become effective upon the date of its signing by the authorized representatives of each Party and approval of the Board Meeting of TIC. Each of Schedules of this Agreement will become effective when the conditions for effectiveness are satisfied respectively.

ARTICLE 15 OTHERS
15.1 The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

15.2 This Agreement is executed in nine (9) originals and each Party shall keep one (1) original. Each original has the same legal effect.


AS WITNESS thereof the Parties hereto have signed this Agreement the day and year first above written.

        TENGTU INTERNATIONAL CORP.

        Authorized Representatives:

        Execution Date:

        FAN QI ZHANG

        Authorized Representatives:

        Execution Date:

        BEIJING TENGTU CULTURE AND EDUCATION SOFTWARE DEVELOPMENT CO., LTD.

        Authorized Representatives:

        Execution Date:

        BEIJING TENGTU UNITED ELECTRONICS DEVELOPMENT CO., LTD.

        Authorized Representatives:

        Execution Date:

        BEIJING TENGTU TIAN DI NETWORK CO., LTD.

        Authorized Representatives:

        Execution Date:

        BEIJING TENGTU ELECTRONIC PUBLISHING CO., LTD.

        Authorized Representatives:

        Execution Date:

        BEIJING HUAXIA BOXIN EDUCATION SOFTWARE CO., LTD.

        Authorized Representatives:

        Execution Date:

        BEIJING TENGTU TRAINING CENTER

        Authorized Representatives:

        Execution Date:

        BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP

        Authorized Representatives:

        Execution Date:

                                   SCHEDULE 1
Representation and Warranties

DUE INCORPORATION
1. Tengtu Group, Companies, TUC and Shanxi Zhaoyang Education Information Co., Ltd. (collectively, the "COMPANIES") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Companies are duly qualified, as required under PRC law, to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary. Companies have the complete corporate power to own its properties and to carry on its business as now being conducted. Companies have delivered a true and correct copy of its Articles of Association to TIC.

2. Companies have obtained the necessary government licences, permits, authorizations, consents, registrations and approvals to own its assets and to carry on its business validly, legally and effectively in the places and in the manner as presently conducted all such licenses, permits, authorizations, consents, registrations and approvals are valid and as of the date hereof none of them has been revoked or modified.

3. All of the registered capital of Companies have been fully paid and Companies has received a capital payment verification certificate issued by an authorized PRC accounting firm confirming that the amounts set forth with respect to such company in the preceding sentence have been paid in full. None of the Companies has ever taken out capital contributions from their companies.

AUTHORITY
4. Companies have full and requisite power and authority to enter into, deliver and perform the obligations under this Agreement. The execution and delivery of this Agreement and the performance of the obligations herein have been duly authorized by all necessary corporate action on the part of each of the parties, subject only to the approval of relevant government authorities, if necessary. This Agreement, when executed and delivered, will constitute, a valid and legally binding obligation of the parties, enforceable in accordance with its terms. The execution and delivery of this Agreement, and the performance of the obligations in this Agreement, will not conflict with, or result in violation of, or give rise to a right of termination, cancellation of any obligation or loss of any benefit under any Agreement, law and regulations or under the Articles of Association of the Companies.

COMPANY MATTERS
5. Companies have complied with all filing, registration and other requirements of the State Administration for Industry and Commerce and other relevant government authorities of the PRC.

6. The scope of business of the Companies and the actual operations thereof fully comply with all current applicable PRC law and regulations.

SALE OF ASSETS
7. Companies have full title and ownership of, or is duly licensed under or otherwise authorized to use the Assets. None of the Companies has received any notice or claim of, nor does it have any knowledge of, any infringement or misappropriation by it of the asserted rights of others. None of the Companies has any knowledge of any infringement or misappropriation by others of the Assets. Companies have taken substantially all reasonable steps necessary or appropriate to establish and maintain its ownership of the Assets.

SALE OF INTERESTS
8. TTC is the owner of the Sale Interests and the Sale Interests are not subject to any Liens and other Encumbrances and the Sale Interests are fully paid. TTC has legal right and title to the Sale Interests. TTC has the complete and unrestricted right, power and authority to sell, transfer and assign the Sale Interests pursuant to this Agreement.

9. Neither Mr. Zhang nor Tengtu Group connected companies has granted to any others, and, there are not outstanding, any options, licenses or agreements of any kind relating to the Sale Interests, nor are any of them bound by or a party to any option, license or agreement of any kind with respect to the Sale Interests.

LITIGATION
10. Except for those listed in the Appendix 2, there are no private or government action, suit, proceeding, claim, and arbitration pending before any court or tribunal against Mr. Zhang or Companies to the knowledge to each of the Warrantors. There are no judgments, decrees or orders against each of the parties or to the knowledge of the parties that could prevent, materially alter, delay any of the transactions contemplated by this Agreement.

COMPLETE COPIES OF MATERIALS
11. Companies have delivered or made available true and complete copies of each document which have been reasonably requested by other parties or their respective legal advisors in connection with their legal and other relevant materials of Companies.

COMPLIANCE WITH LAWS
12. Companies have at all times carried on its business in compliance with all applicable laws and regulations of its place of business and there are no orders or judgments of any court or any governmental agency due to illegal business operation.

                                   APPENDIX 2
Explanation on Cases Situations

1. SONY MUSIC (HONG KONG) CO., LTD. V. BEIJING TENGTU ELECTRONIC PUBLISHING CO., LTD. (HEREINAFTER REFERRED TO AS "TEP") CAUSE OF ACTION: Infringement of copyright of "The Four Kings MP3".
      OBJECT OF ACTION:        RMB 368,000
      DECISION: TEP should compensate Sony Music RMB 75,000 as its economic losses, RMB 20,100 as its reasonable disbursement for this case and court fee RMB5,000. The total amount of the above two items of cost are RMB 100,100.
      STATUS: TEP appealed on January 6, 2003 and is waiting for the trial.

2.    UNIVERSAL MUSIC V. TEP
      CAUSE OF ACTION: Infringement of copyright of "The Four Kings MP3".
      OBJECT OF ACTION: RMB 368,000
      DECISION: TEP should compensate Universal Music RMB 75,000 as its economic losses, RMB 14,000 as its reasonable disbursement for this case and court fee RMB5,000. The total amount of the above two items of cost are RMB 94,330.
      STATUS: TEP appealed on March 24,2003 and is waiting for the trial.

3. WARNER BROS. MUSIC V. TEP
      CAUSE OF ACTION: Infringement of copyright of "The Four Kings MP3". OBJECT OF ACTION: RMB 368,000
      DECISION: .TEP should compensation Warner Bros. Music RMB 75,000 as its economic losses, RMB 10,000 as its reasonable disbursement for this case and court fee RMB5,000. The total amount of the above two items of cost are RMB 90,000.
      STATUS: appealed on August 15, 2003

4. HEBEI JIGUANG OPTICS & ELECTRONICS CO., LTD. V. TEP CAUSE OF ACTION:
      Controversy over a contract for processing work.
      OBJECT OF ACTION: RMB 390,250
      DECISION: TEP should pay Hebei Jiguang Optics & Electronics Co., Ltd. RMB 390,250 as the processing fees and the interest (as calculated as the loan interest for the same term) for the period of June 1, 2001 until the date of such payoff, and court fee RMB 12,544.00.

      STATUS: TEP Appealed on June 10,2003 and is waiting for the trial.

5. BEIJING CYTS CHUANG XIAN SOFTWARE INDUSTRY DEVELOPMENT CO., LTD. V. TEP

      CAUSE OF ACTION: Infringement of the Computer software copyright of the "Xian Jian Qi Xia Zhuan" and the "Xian Jian Ke Zhan".
      OBJECT OF ACTION: RMB 500,000
      DECISION: TEP and Dachang Hui Nationality Autonomous County Rainbow CD Co., Ltd. should jointly compensate the plaintiff RMB 300,000 as its economic losses.
      STATUS: Appealed.

6. UNIVERSAL MUSIC V. TEP
      CAUSE OF ACTION: Infringement of copyright of "The Classics MP3 Collection No.2 - Bozhi Zhang, Xiuwen Zheng and Wen Li".
      OBJECT OF ACTION: RMB 368,000
      STATUS: Waiting for the continuous trial.

7. CHINA EVER BRIGHT BANK BEIJING CHAOYANG BRANCH V. BEIJING JIADE TENGTU SCIENCE GROUP CO., LTD. CAUSE OF ACTION: Covenant of warranty dispute. OBJECT OF ACTION: RMB 3,750,000 as the capital, and RMB 2,403,503.8 as the interest.
      DECISION: Jiade should compensate RMB 3,750,000 to China Ever Bright Bank Beijing Chaoyang Branch within ten days of the effectiveness of the judgment, the interests (as calculated in accordance with the Rules on Settlement excluding RMB 300,000 which is already paid) for the period of Jan. 24, 1999 until the date of such payoff), and court fee RMB 40,778.

                         Business Contracts between TUC
                                       and
                    each of Tengtu Group connected Companies

I. Summary

Beijing Tengtu United Electronics Development Co., Ltd. ("TUC") will enter into various types of business contracts with each of Tengtu Group connected companies. In the course of implementing these contracts, TUC collects certain percentage of business revenue from each of Tengtu Group connected companies prior to profit distribution of such company. In connection with this business contracts scheme, Tengtu Group connected companies include Beijing Tengtu Culture and Education Software Development Co., Ltd. ("TTC"), Beijing Tengtu Electronic Publishing Co., Ltd. ("TEP"), Beijing Tengtu Tian Di Network Co., Ltd. ("TTN"), Beijing Tengtu Training Center ("Training Center") and Beijing Huaxia BoXin Education Software Co., Ltd. ("CBERC"). For the purpose of this Summary, "Company" refers to certain company of Tengtu Group connected companies.

We set out below in part II of this document a chart explaining the types of business contracts and the calculation methods of revenue collection. We use "/" to indicate that certain type of business contract between TUC and a Company is not applicable. An estimated percentage indicates that certain type of business contract between TUC and a Company may be entered into and TUC will collect a fixed percentage of business revenue of such Company (please refer to the chart in the following page).

As regarding for the revenue collection, generally speaking, two calculation methods are provided in the business contacts. The first is fixed annual-fee which means a fixed percentage of annual business revenue of a Company should be paid to TUC if such Company obtains software license or receives services from TUC. Given that the contents and value of services provided by TUC may change from time to time and the revenue of a Company may significantly change occasionally, the estimated percentage may be not proper to the Parties in practice. In these circumstances, the business contracts allow Parties to inspect the real situation, on a quarterly basis, and discuss on an adjusted percentage or amount.

A summary of each type of business contracts will be provided at request. Please be aware that, the same as the calculation methods of revenue collection, business contracts between TUC and each of Tengtu Group connected companies may be amended by the Parties from time to time in line with business strategy and in conformity with practice.

II. Business Contracts Explanatory Chart

---------------- --------- --------- ------------ ----------- -------------- ------------ ---------------- ------------ ------------
  Contract                                                                                  Education       Personnel
 % of revenue                                                                                Software        Support
  from the                                         Technical                               Application         and
   Company       Software  Trademark   Products    Assistance    Management   Management       and           Training      Total
 collected by    License    License   Development  Services     Consultation  Services     Dissemination    Assistance   Amount of
    TUC         Agreement  Agreement   Agreement   Agreement     Agreement    Agreement      Agreement       Agreement   Percentage
Company
---------------- --------- --------- ------------- ---------- -------------- ------------ ---------------- ------------ ------------
TTC                   5%       10%       10%          5%            3%              /             15%              /         48%
---------------- --------- --------- ------------- ---------- -------------- ------------ ---------------- ------------ ------------
TEP                   5%       10%       10%          5%            3%              /              /               /         33%
---------------- --------- --------- ------------- ---------- -------------- ------------ ---------------- ------------ ------------
TTN                   5%       10%       10%          5%            3%              /              /               /         33%
---------------- --------- --------- ------------- ---------- -------------- ------------ ---------------- ------------ ------------
Training Center       5%       10%       10%          5%             /              5%             /              10%        45%
---------------- --------- --------- ------------- ---------- -------------- ------------ ---------------- ------------ ------------
CBERC                 5%       10%       10%          5%            3%              /             15%              /         48%
---------------- --------- --------- ------------- ---------- -------------- ------------ ---------------- ------------ ------------

          TRANSLATION OF MAIN TERMS OF EACH TYPE OF BUSINESS CONTRACTS

IN THIS INTRODUCTORY TRANSLATION OF THE BUSINESS CONTRACTS, "PARTY A" OR "PARTY B" REFERS TO AN APPLICABLE TENGTU GROUP CONNECTED COMPANY. EIGHT TYPES OF BUSINESS CONTRACTS ARE DRAFTED IN A SIMILAR STRUCTURE WITH COMMON TERMS IN ALL CONTRACTS AND SPECIFIC TERMS IN APPLICABLE CONTRACTS. THE MANAGEMENT CONSULTATION AGREEMENT IS TAKEN AS AN EXAMPLE SHOWING THE STRUCTURE OF THE CONTRACT. TRANSLATION OF THE FOLLOWING CONTRACTS ONLY PROVIDES SPECIFIC TERMS AND GENERAL TERMS SUCH AS PARTIES, TERM OF THE AGREEMENT, SERVICE FEE, REPRESENTATIONS AND WARRANTIES, FORCE MAJEURE, DISPUTES RESOLUTION, APPLICABLE LAW, LIABILITIES FOR BREACH OF AGREEMENT, TERMINATION, MISCELLANEOUS PROVISIONS, ARE NOT PROVIDED.


                        MANAGEMENT CONSULTATION AGREEMENT

ARTICLE 1  PARTIES

(Party A which is an applicable Tengtu Group connected company, and TUC)

The agreement will remain in full force to the Parties and is binding to a third party if any Party of this Agreement controls or is controlled by a third party due to separation, merger, acquisition or any other reasons.

ARTICLE 2  SERVICES

2-1 The two Parties agree that party A shall appoint TUC as the exclusive agency to supply it with the management consulting services related to its operation and development in accordance with this Agreement, including:

      (a) Supply party A with the management supports of the daily operation of party A, including the constitution and renewal of the management system, the amendment and supplement of the management plan as well as the assistance for its performance and the relevant training;

      (b) Supply party A with the management consultation, including the fixture of the operation objective as well as its feasibility research, the scheme of the plan, the arrangement of the budget, the drafting of the sale tactics, the market analysis, the design of the software products and the building of the cost-control system;

      (c) Other management consulting services entrusted to TUC by party A concerning this agreement.


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


2-2 The work style of management services which TUC is permitted by party A is as follows: firstly, party A should introduce the operating situation of the company and supply the related written materials to TUC; secondly, TUC summits the solution plan in accordance with the current situation of party A in order to decide the programming details of the management, and supplies management services for party A according to the solution. Notwithstanding the above, the two Parties are entitled to negotiate certain service style and content in accordance with the practical circumstances.

2-3 Party A agrees to appoint TUC as the exclusive agency to supply it with the management consulting services and not to make same or similar agreements with any third party during the Term of this Agreement. However, TUC shall not be restricted to make same or similar agreements with any other third party or to provide same or similar services under this Agreement. The management consulting services TUC provides for party A may be provided by TUC to any third party for same or similar management consulting services.

ARTICLE 3  TERM OF THE AGREEMENT

The Term of this Agreement is five (5) years. The Term of this Agreement will automatically extend for another five (5) years if Parties do not agree on the contrary three (3) months prior to the expiration of this Agreement.

ARTICLE 4  SERVICE FEE

4-1 Parties agree that Party A shall pay service fees to TUC with respect to the services in accordance with this Agreement.

4-2 Parties agree that the service fees to be paid to TUC shall be calculated as 3% of annual revenue of Party A during the period of services ("fixed fee").

4-3 Parties agree that Party A shall settle revenue of the previous month within seven (7) days of each month and make the payment to TUC in its designated account in accordance with this Agreement.

4-4 Parties agree that the calculation methods and payment of service fees may be adjusted within the first week of each quarter with the consideration of the following factors:
      (1) The amount and the qualifications of professionals provided by TUC for the services within that quarter for Party A;
      (2) The total amount of time TUC spends for the services within that quarter;
      (3) Other cost and expenses charged to TUC for the services within that quarter for Party A;
      (4) Specific contents and value TUC provides to Party A within that quarter.


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

4-5 The date on which TUC receives the payment from Party A is deemed to be the actual payment date. Upon remittance of service fees and other costs, Party A shall send the copy of remittance certificate to TUC by mail or by fax.


ARTICLE 5  RESPONSIBILITIES OF PARTY A

(General terms such as providing relevant information and documents, providing working conditions and making the payments)


ARTICLE 6  RESPONSIBILITIES OF TUC

(General terms such as providing services and duty of confidentiality)

ARTICLE 7  REPRESENTATIONS AND WARRANTIES

7-1 For the purpose of this Agreement and for the benefits of TUC, party A represents and warrants as follows:

      7-1-1 Party A is an entity duly organized and legally existing under PRC laws, and has the full capacity to be liable for its liabilities with its assets.

      7-1-2 Party A represents that it should not enter into same or similar agreements with any third party or accept the whole or partial technical services same or similar with this Agreement from any third party during the Term of this Agreement.

      7-1-3 Party A represents that the person to sign this Agreement has been duly authorized by party A. Party A shall bear all liabilities for its signing of this Agreement.

      7-2 For the purpose of this Agreement and for the benefits of party A, TUC represents and warrants as follows:

      7-2-1 TUC is a limited liability company duly organized and legally existing under PRC laws, and has the full capacity to be liable for its liabilities with its assets.

      7-2-2 TUC represents that the person to sign this Agreement has been duly authorized by TUC. TUC shall bear all liabilities for its signing of this Agreement.

7-3 Either party shall pay the compensation if it breaches the representations and warranties aforesaid and thus causes this agreement to be void, causes any other adverse impacts or causes any other damages to the other Party.

ARTICLE 8  LIABILITIES FOR BREACH OF AGREEMENT

(general terms such as contractual fine and termination of the agreement.)

In the case that Party A does not make the payment to TUC as provided in this Agreement, TUC is entitled to a contractual fine. TUC has the right to terminate this Agreement when Party A materially breaches this Agreement.


ARTICLE 9  CONSULTATION AND TERMINATION

9-1 This Agreement may not be terminated without written agreement between Parties except for otherwise provided under this Agreement.

9-2 TUC is entitled to terminate this Agreement with prior written notice to Party A in accordance with Article 8 of this Agreement.

9-3 Termination of this Agreement does not influence the non-breaching party to claim for compensation to the breaching party.

ARTICLE 10  FORCE MAJEURE

(general terms)

ARTICLE 11  NOTICE

(general terms)

ARTICLE 12  DISPUTE RESOLUTION

(general terms)

ARTICLE 13  EFFECTIVENESS AND MISCELLANEOUS PROVISIONS

This Agreement comes into effect upon the execution by the duly authorized representatives of each Party.

(EXECUTION PAGE)

****

PERSONNEL SUPPORT AND TRAINING ASSISTANCE AGREEMENT

Article 2  services

2-1 The two Parties agree that party A shall appoint TUC as the exclusive agency to supply it with the personnel support and training assistance services related to its teaching and operating, including the following:

      (a) Supply party A with professionals in computer and foreign languages training assistance, for the support and assistance of its teaching and operating;
      (b) The professionals aforesaid shall be restricted by the regulations related to the teaching and operating of party A, and make efforts for its management and development;
      (c) Supply the teachers and other relevant personnel with training of teaching styles, methods and skills, experiences and explanation of teaching demonstration;
      (d) Supply other support and training assistance services for other relevant personnel according to this agreement.

2-2 The work style of management services which TUC is permitted by party A is as follows: firstly, party A should introduce the running situation and supply the related written materials; secondly, TUC summits the solution plan in accordance with the current situation of party A in order to decide the programming details of support and training assistance, and supplies services for party A according to the solution, including the designation, the number, the term of the personnel and the period and content of the training. Notwithstanding the above, the two Parties are entitled to negotiate certain service types and content in accordance with the practical circumstances.

2-3 Party A agrees to appoint TUC as the exclusive agency to supply it with the support and training assistance services and not to make same or similar agreements with any third party during the term of this Agreement. However, TUC shall not be restricted to make same or similar agreements with any third party or to provide same or similar services under this Agreement. The support and training assistance services TUC provide for party A for party A may be provided by TUC to any third party for same or similar management consulting services.

                                      ****

TECHNICAL ASSISTANCE SERVICES AGREEMENT

ARTICLE 2  SERVICES

2-1 The two Parties agree that party A is entitled to appoint TUC as the exclusive agency to supply it with the technical assistance services within the operation scope in accordance with the annex of this Agreement and other current requirement of party A. The technical assistance services supplied shall include but not restrict to: supply party A and its clients with services of the installation and debugging of software and hardware, technical training and examining for the technical personnel, technical report and advice of the refining and upgrading of the information systems, solution plan and technical support services of the system malfunction.

2-2 The technical assistance services TUC provides shall include:

      1.  The application and maintenance of the computer software;
      2.  The application and maintenance of the computer hardware;
      3.  The network connections of the computer system;
      4.  The maintenance and servicing of the network;
      5.  The assistance of the fine information systems;
      6.  Other technical assistance services.

2-3 Party A agrees to appoint TUC as the exclusive agency to supply it with the technical assistance services and not to make same or similar agreements with any third party during the term of the Agreement. However TUC shall not be restricted to make same or similar agreements with any third party or to provide same or similar services under the agreement. The technical assistance services that TUC provides for party A may be provided to any third party for same or similar services.

2-4 TUC shall indemnify Party A from and defend or settle any claim or action against Party A based on a claim that any services and technique it provides to Party A infringe any intellectual property right or assets right of any third party.

                                      ****

MANAGEMENT SERVICES AGREEMENT

ARTICLE 2  SERVICES

2-1 The two Parties agree that Party A shall appoint TUC as the exclusive agency to supply it with the management services related to its operation and development in accordance with this agreement, including:

      (a) Supply party A with administrative management services, including general security of the logistic services, daily maintenance of the office circumstances and office equipment, general assistance for the training and administrative security of the personnel's meals, errand and traffic;

      (b) Supply party A with management assistance for its daily operating, including the constitution and renewal of the management system, the supply of the management plan as well as the security for its performance, and the relevant training; (c) Supply party A with the management consultation, including the scheme of the develop direction and the plan, the market analysis of the exploitation of the courses and the fixture of the operation objective as well as its feasibility research;

      (c) Other management services entrusted to TUC by party A concerning this agreement.

2-2 The work style of the management services which TUC is permitted by party A is as follows: firstly, party A should introduce the operating situation of the school and supply the related written materials; secondly, TUC summits the solution plan in accordance with the current situation of party A in order to decide the programming details of the management, and supplies management services for party A according to the solution. Notwithstanding the above, the two Parties are entitled to negotiate certain service types and content in accordance with the practical circumstances.


2-3 Party A agrees to appoint TUC as the exclusive agency to supply it with the management services and not to make same or similar agreements with any third party during the Term of this Agreement. However TUC shall not be restricted to make same or similar agreements with any third party or to provide same or similar services under the agreement. The management services that TUC provides for party A may be provided to any third party by TUC for same or similar services.

                                      ****

                         PRODUCTS DEVELOPMENT AGREEMENT

ARTICLE 2  THE MATTERS OF THE ENTRUSTED PRODUCTS DEVELOPMENT

2-1 Party A entrusts TUC with the design and development of the software system listed in the annex attached to this Agreement. . 2-2 Party A agrees that the work style which TUC is permitted by party A is as follows: Firstly, Party A is to introduce the concrete demands and provide concerned written materials to TUC; Secondly, TUC is to provide the development and practice plan according to the present situation and condition of Party A so as to affirm the concrete details of the software development, and to proceed the development of the software according to the affirmed plan. Notwithstanding the above, the two Parties are entitled to negotiate certain service types and content in accordance with the practical circumstances.

ARTICLE 3 DELIVERY

The two Parties agree that specific contract may be entered into with respect to specific development projects and such contract may be attached as an annex of this Agreement. TUC should deliver the practical software system developed by TUC to Party A prior to the affirmed date as provided in the annex contract or in other written documents with respect to specific project, including but not limited to, the source code, files and any technical documents.

ARTICLE 5  THE OWNERSHIP OF THE INTELLECTUAL PROPERTY

5-1 TUC represents that the software system conferred to Party A is the products independently developed by TUC. No any third party licensing, joint ownership or any other types of intellectual property right exists on such software system. The development and use of the software system will not violate any third party's legal rights and interests.

5-2 The two Parties agree on the ownership of the copyright of the entrusted product development as follows:

      The two Parties agree that, upon completion of the development of the software system, the copyrights of the software (including but not limited to source code, target code and all the development documents and technical documents) belong to Party A. After the software is consigned to Party A, Party A has the rights to transfer or use the software, put it into production and operation, permit the third party to use it according to its needs and receive revenue arising from all types of use of the software,

5-3 TUC acknowledges that the entrusted developed software is the interests and rights of Party A. TUC and/or its employees should not allow such entrusted developed software be used by others in a direct or indirect, paid or unpaid way. If TUC and/or its employee causes any damages to Party A due to its breach of this Agreement, Party A is entitled to claim any compensation based on applicable law.

5-4 Without the written consent of Party A, TUC and/or its employees should not allow the use of the files, technical documents concerning the entrusted developed software system under this Agreement by any third party. If TUC and/or its employee causes any damages to Party A due to its breach of this Agreement, Party A is entitled to claim any compensation based on applicable law.

                                      ****

SOFTWARE LICENSE AGREEMENT

"Software" in this Agreement shall mean the education and management software including source code and all technical files of the Software whose copyrights are held by TUC.

ARTICLE 3   TERM AND SCOPE OF THE AUTHORIZED USE

3-1 During the Term of this Agreement, Party B shall have non-exclusive right to use and receive benefit on the Software.

3-2 The right of Party B stipulated in the Article 3-1 of this Agreement shall be deemed as an un-monopolized right of use, which means TUC shall also have the right to publish, right to amend, right to use and right to receive benefits, and reserve the right to authorize others to exercise the rights on the Software as provided above.

3-3 Party B shall have the rights as provided in Article 3-1 above for five (5) years commencing from the execution of this Agreement. In the case that both Parties do not agree on the contrary in writing 3 months prior to the expiration of this Agreement, this term will be automatically renewed for another five (5) years.

3-4 Parties agree that this Agreement may not be terminated in advance except for otherwise provided under this Agreement.

3-6 TUC shall deliver the Software as provided in Appendix 1 of this Agreement to Party B within ten (10) days commencing from the execution of this Agreement.

ARTICLE 5 REPRESENTATION AND WARRANTIES

5-1 TUC represents and warranties that it has complete copyright to the Software.

5-2 Party B represents and warranties that Party B will not sub-license the rights of the Software to a third party without prior written consent of TUC. Party B and its employees shall aside by the duty of confidentiality and not let any third party receive any information in relation to the Software without prior written consent of TUC.

                                      ****

TRADEMARK LICENSE AGREEMENT


ARTICLE 4  TERM AND SCOPE OF THE AUTHORIZED USE

4-1 Party B shall have the rights to use the Trademark of TUC for five (5) years commencing from the execution of this Agreement. In the case that both Parties do not agree on the contrary in writing 3 months prior to the expiration of this Agreement, this term of such use will be automatically renewed for another five
(5) years.

4-2 Parties agree that this Agreement may not be terminated in advance except for otherwise provided under this Agreement.

4-3 Party B may use the Trademark only on the educational software and software products which are developed and produced by Party B.


ARTICLE 6  DECLARATION AND RESPONSIBILITIES OF TUC

6-1 TUC declares that TUC has not acquired the registration certificate of the aforesaid Trademark and the aforesaid trademark is not a registered trademark. In that case that TUC fails to become the legal register of the Trademark, Party B shall promptly terminate the use of the Trademark upon receipt of the notice from TUC and/or the legal register of the Trademark. TUC will not undertake any liabilities with regard to such failure and has no obligation to indemnify Party B from any claims or compensation based on such failure of registration.

6-2 TUC agrees, at its expenses, to complete the registration and fulfill the procedures of the registration as soon as possible in order to make the Trademark as a registered trademark and make TUC be the legal register of the Trademark. Once TUC becomes the legal register of the Trademark, TUC shall surrender the annual fee of the trademark registration at its expenses.

ARTICLE 7 REPRESENTATION AND RESPONSIBILITIES OF PARTY B

7-1 During and after the Term of this Agreement, Party may not apply or attempt to apply for the registration of the Trademark.

7-2 During the Term of this Agreement, Party B shall use the Trademark in accordance with the provisions of this Agreement and may not take or intentionally cause to be taken by a third party any actions that may affect the registration of the Trademark or any lawful interest of TUC on the Trademark.

7-3 Party B shall guarantee the qualities of the commodities using the Trademark to conform to the current standard, protect the reputation of the Trademark and accept necessary quality supervisions against the commodities using the Trademark by the TUC. Party B shall be liable for any liabilities arising as the result of the quality problems.

7-4 Party B shall guarantee not to unilaterally alter the any word, logo, and/or their combination of the Trademark.

7-5 Before the Trademark becomes a registered trademark, Party B may not, when using the Trademark, use the indication of "Registered Trademark" or a sign such as "(R) " or "registered" indicating registered trademark.


                                      ****

EDUCATION RESOURCES APPLICATION AND TECHNICAL ASSISTANCE SERVICE AGREEMENT

Article 2  Services

2-1 Application and Promotion

           2-1-1 TUC shall, with its national business operation system, provide the application and promotion services to the education resources of Party A. The aforesaid services include but not limit to the following:
           (1) organize and provide strategy for the application and promotion scheme of the education resources;
           (2) draft and edit the promotion materials of the education resources;
           (3) set up the special application department to perform the application activities of the education resources to potential customers.

2-2 Technical Support

      2-2-1 TUC shall, with its powerful technology strength, provide the technical services to Party A. The aforesaid services include but not limited to the following:

      (1) provide the technical support plan in accordance with the practical circumstances of Party A;
      (2) research and develop the applicable software for the needs of Party A such as database management and information transportation, and provide tracking and development services;
      (3) provide system integration and development services for the education resources management and long-distance education system.

           2-2-2 TUC shall, with its advanced technology strength, provide technical services to user who purchases and uses the education resources of Party A. The aforesaid services include but not limited to the following:

      (1) provide technical resolution plan of the application and promotion system end in accordance with the practical circumstances of Party A;
      (2) research and develop the applicable software for the needs end users of the education resources, and provide tracking and development services;
      (3) provide system integration and development services for the education resources application system end.

                                    EXHIBIT D

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own a 70% equity interest in Beijing Huaxia BoXin Education Software Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until January 12, 2023. Within three months prior to the expiration of the term of the Company, Assignors and assignee will discuss on whether the term of this Authorization is extended.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.


                              FAN QI ZHANG
                                     [signature]

                              Date: __________, 2003

                              BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP
                             (company seal)


                              AUTHORIZED REPRESENTATIVE: [SIGNATURE]


                              Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own 18.8% equity interest in Beijing Tengtu Electronic Publishing Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until August 4, 2049. Within three months prior to the expiration of the term of the Company, Assignors and assignee will discuss on whether the term of this Authorization is extended.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.


                                   XING SU
                                   [signature]

                                   Date: __________, 2003

                                   BEIJING DONGFANG TAIHE TECHNOLOGY &
                                   DEVELOPMENT CO., LTD. (company seal)

                                AUTHORIZED REPRESENTATIVE: [SIGNATURE]


                                    Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own 45% equity interest in Beijing Tengtu Culture and Education Software Development Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until November 18, 2024. Within three months prior to the expiration of the term of the Company, Assignors and assignee will discuss on whether the term of this Authorization is extended.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.


                             XING SU
                                     [signature]

                             Date: __________, 2003

                             BEIJING DONGFANG TAIHE TECHNOLOGY &
                             DEVELOPMENT CO., LTD. (company seal)

                             AUTHORIZED REPRESENTATIVE: [SIGNATURE]


                             Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own 20% equity interest in Beijing Tengtu Tian Di Network Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until August 7, 2010. In the case that the term of Training Center is extended, the term of Authorization will be renewed and extended concurrently.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.



                                       XING SU
                                           [signature]

                                       Date: __________, 2003

                                       BEIJING DONGFANG TAIHE TECHNOLOGY &
                                       DEVELOPMENT CO., LTD. (company seal)


                                       AUTHORIZED REPRESENTATIVE: [SIGNATURE]

                                       Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own 51.2% equity interest in Beijing Tengtu Electronic Publishing Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake our rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until August 4, 2049. Within three months prior to the expiration of the term of the Company, Assignors and assignee will discuss on whether the term of this Authorization is extended.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.

                              FAN QI ZHANG
                                         [signature]

                              Date: __________, 2003

                              BEIJING JIADE SCIENCE AND TECHNOLOGY
                              GROUP (company seal)


                              AUTHORIZED REPRESENTATIVE: [SIGNATURE]

                              Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") is the promoter and main contributor of Beijing Tengtu Training Center (hereinafter the "TRAINING CENTER"). The Assignor is responsible for recommendation of the members of the highest authority of Training Center, the School Committee. The Assignor now authorizes Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights to recommend the School Committee members (hereinafter the "AUTHORIZED RIGHTS").

The term of this Authorization is from the date hereof until January 17, 2006. In the case that the term of Training Center is extended, the term of Authorization will be renewed and extended concurrently.

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.


                            FAN QI ZHANG
                                   [signature]

                            BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP
                            (company seal)

                            AUTHORIZED REPRESENTATIVE: [SIGNATURE]

                            Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own a 55% equity interest in Beijing Tengtu Culture and Education Software Development Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until November 18, 2024. Within three months prior to the expiration of the term of the Company, Assignors and assignee will discuss on whether the term of this Authorization is extended.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.



                           FAN QI ZHANG
                                  [signature]

                           Date: __________, 2003

                           BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP (company seal)

                           AUTHORIZED REPRESENTATIVE: [SIGNATURE]


                           Date: __________, 2003

                                  AUTHORIZATION

The undersigned parties (hereinafter the "ASSIGNORS") own 64% equity interest in Beijing Tengtu Tian Di Network Co., Ltd. (hereinafter the "COMPANY") and now authorize Tengtu International Corp. (hereinafter the "ASSIGNEE") to undertake its rights as a shareholder in the company (hereinafter the "AUTHORIZED RIGHTS").

Authorized Rights include: (a) assignment of the representative of shareholder to the Company; (b) participation in the Shareholders Meeting and undertaking vote as proxy; (c) appointment of the Company's directors; and (d) auditing the financial information of the Company.

The term of this Authorization is from the date hereof until August 7, 2010. In the case that the term of the Company is extended, the term of Authorization will be renewed and extended concurrently.

Representation and Warranty:

For the purpose of this Authorization and the benefit of the assignee, the Assignors hereby represent, warrant and agree as follows:

the Assignors have the full and legal right and title to the Authorized Rights;

the Assignors possess the full legal capacity to convey the Authorized Rights to Assignee;

the Assignors and the Company have taken all steps necessary to authorize and approve the conveyance of the Authorized Rights to Assignee;

the Assignors possess the full and non-defective rights and title to the Authorized Rights and there is no pledge, guarantee, other types of encumbrance or any other rights or claim that another party can make to the Authorized Rights;

The execution of this Authorization will not (a) violate any applicable law, regulation or any judicial or administrative order, arbitral award or judgment binding on Assignors or the Company, or (b) contravene any article, condition or provision of the corporate organizational documents of the Company, or (c) breach any provision of any agreement or contract or any undertaking to which the Assignors or the Company is a party.



                                      FAN QI ZHANG
                                           [signature]

                                      Date: __________, 2003

                                      BEIJING JIADE SCIENCE AND TECHNOLOGY GROUP
                                      (company seal)


                                      AUTHORIZED REPRESENTATIVE: [SIGNATURE]


                                      Date: __________, 2003